                                    EXHIBIT 1

                        Proxy Statement - Offering Memorandum

                          [Pennwood Savings Bank Letterhead]





                                   October 8, 1996


Dear Stockholder,

    Enclosed is a Notice of Annual Meeting, a Proxy Statement-Offering Memorandum and a proxy card for the upcoming first Annual Meeting of Stockholders of Pennwood Savings Bank ("Pennwood Savings" or the "Savings Bank"). In addition to the election of directors and the ratification of the selection of auditors, at the Annual Meeting you will be asked to consider and vote upon an Agreement and Plan of Reorganization pursuant to which the Savings Bank would become a wholly-owned subsidiary of "Pennwood Bancorp, Inc." (the "Company"), a recently-formed company organized under the laws of the Commonwealth of Pennsylvania (the "Reorganization"). Upon consummation of the Reorganization, each outstanding share of Savings Bank common stock will be converted into one share of common stock of the Company and the Savings Bank will be a wholly-owned subsidiary of the Company, operating with the same directors, officers and employees as before the Reorganization.

    The Board of Directors of Pennwood Savings believes that the formation of a holding company will provide greater financial and operating flexibility, including without limitation providing for the most cost-effective means of initiating a stock repurchase program. For these reasons, the Board of Directors of the Savings Bank has unanimously approved the proposal to form a holding company for the Savings Bank and recommends that you vote in favor of this proposal.

    The accompanying Proxy Statement-Offering Memorandum provides a detailed description of the Reorganization, including descriptions of the effects of the Reorganization on the rights of stockholders. Please give this information your careful attention.

    In view of the importance of the action to be taken, we urge you to complete, sign, and date your proxy and return it promptly in the enclosed envelope, whether or not you plan to attend the Annual Meeting. If you attend the Annual Meeting, you may vote in person even if you have previously mailed your proxy.

                                  Sincerely,



                                  Paul S. Pieffer
                                  President and Chief Executive Officer

                                PENNWOOD SAVINGS BANK
                                  683 LINCOLN AVENUE
                            PITTSBURGH, PENNSYLVANIA 15202
                                    (412) 761-1234

                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON NOVEMBER 20, 1996

    NOTICE IS HEREBY GIVEN that an annual meeting of stockholders of Pennwood Savings Bank ("Pennwood Savings" or the "Savings Bank") will be held at the main office of the Savings Bank located at 683 Lincoln Avenue, Pittsburgh, Pennsylvania on November 20, 1996, at 6:00 p.m., Eastern Time, for the following purposes:

    1. To elect three directors for a three-year term, two directors for a two-year term and three directors for a one-year term and, in each case, until their successors are elected and qualified;

    2. To consider a proposal to approve the formation of a new bank holding company for Pennwood Savings by approving an Agreement and Plan of Reorganization pursuant to which (a) Pennwood Savings will, subject to necessary approvals, become a wholly-owned subsidiary of a recently-formed Pennsylvania corporation known as "Pennwood Bancorp, Inc." (the "Company") and (b) each outstanding share of common stock of Pennwood Savings will become, by operation of law, one share of common stock of the Company;

    3. To ratify the appointment of KPMG Peat Marwick LLP as the Savings Bank's independent public accountants for the year ending June 30, 1997; and

    4. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors of Pennwood Savings has fixed September 30, 1996 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or at any such adjournment.

                                  By Order of the Board of Directors


                                  James W. Kihm
                                  Vice President and Secretary
October 8, 1996
Pittsburgh, Pennsylvania


YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THIS MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                                PENNWOOD SAVINGS BANK
                                PENNWOOD BANCORP, INC.
                                   __________________

                           PROXY STATEMENT-OFFERING MEMORANDUM


    This document serves as a Proxy Statement for the Annual Meeting of Stockholders of Pennwood Savings Bank ("Pennwood Savings" or the "Savings Bank"), to be held on November 20, 1996 and at any adjournment of such meeting (the "Annual Meeting"). This document also serves as an Offering Memorandum of Pennwood Bancorp, Inc. (the "Company") with respect to the issuance of up to a maximum of 610,128 shares of the Company's common stock, par value $.01 per share ("Company Common Stock"), to stockholders of Pennwood Savings in exchange for an equal number of shares of common stock of Pennwood Savings, par value $.01 per share ("Pennwood Savings Common Stock"), upon consummation of the Savings Bank's reorganization into the holding company form of organization (the "Reorganization"). The shares of Pennwood Savings Common Stock are being offered by the Company pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), contained in Section 3(a)(12) thereof, which exempts any equity security issued in connection with certain holding company reorganizations by banks and savings associations such as Pennwood Savings.

    This Proxy Statement-Offering Memorandum and the accompanying Notice of Annual Meeting of Stockholders and Proxy Card are first being mailed to stockholders on or about October 8, 1996.

                            ____________________

       The date of this Proxy Statement-Offering Memorandum is October 8, 1996.

                                  TABLE OF CONTENTS

Heading                                                                    Page

Available Information. . . . . . . . . . . . . . . . . . . . . . . . .        4
Summary. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        6
The Annual Meeting . . . . . . . . . . . . . . . . . . . . . . . . . .        9
    Matters to be Considered . . . . . . . . . . . . . . . . . . . . .        9
    Shares Outstanding and Entitled to Vote; Record Date . . . . . . .        9
    Votes Required . . . . . . . . . . . . . . . . . . . . . . . . . .        9
    Voting, Solicitation and Revocation of Proxies . . . . . . . . . .       10
Beneficial Ownership of Common Stock . . . . . . . . . . . . . . . . .       12
Election of Directors. . . . . . . . . . . . . . . . . . . . . . . . .       13
    General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       13
    Information with Respect to Nominees for Director  . . . . . . . .       14
    Stockholder Nominations  . . . . . . . . . . . . . . . . . . . . .       16
    Executive Officers Who Are Not Directors . . . . . . . . . . . . .       17
    Committees and Meetings of the Board of the Savings Bank . . . . .       17
    Director's Compensation  . . . . . . . . . . . . . . . . . . . . .       18
    Summary Compensation Table . . . . . . . . . . . . . . . . . . . .       18
    Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       18
    Transactions With Certain Related Persons  . . . . . . . . . . . .       20
    Section 16(a) Beneficial Ownership Reporting Compliance  . . . . .       20
Holding Company Formation. . . . . . . . . . . . . . . . . . . . . . .       21
    General . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .       21
    Reasons for the Reorganization   . . . . . . . . . . . . . . . . .       22
    Description of the Reorganization. . . . . . . . . . . . . . . . .       22
    Capital Resources. . . . . . . . . . . . . . . . . . . . . . . . .       23
    Conditions to the Reorganization and Abandonment . . . . . . . . .       24
    Certain Federal Tax Consequences . . . . . . . . . . . . . . . . .       25
    Accounting Treatment of the Reorganization . . . . . . . . . . . .       25
    Dissenters' Rights . . . . . . . . . . . . . . . . . . . . . . . .       25
    Board of Directors and Management of the Company . . . . . . . . .       28
    Management Remuneration and Effect on Employee
      Benefit Plans. . . . . . . . . . . . . . . . . . . . . . . . . .       29
    Market for Company Common Stock; Anticipated Dividend Policy;
      and Resales of Company Common Stock. . . . . . . . . . . . . . .       30
    Regulation of the Company. . . . . . . . . . . . . . . . . . . . .       31
    Description of Company Capital Stock . . . . . . . . . . . . . . .       34
    Comparison of Stockholders' Rights . . . . . . . . . . . . . . . .       36
Ratification of Appointment of Independent Public Accountants. . . . .       51
Other Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . .       51
Stockholder Proposals. . . . . . . . . . . . . . . . . . . . . . . . .       52
Annual Reports and Financial Statements. . . . . . . . . . . . . . . .       52

Appendix A - Agreement and Plan of Reorganization. . . . . . . . . . .      A-1
Appendix B - Articles of Incorporation of the Company. . . . . . . . .      B-1
Appendix C - Bylaws of the Company . . . . . . . . . . . . . . . . . .      C-1
Appendix D - Subchapter D of the Pennsylvania Business Corporation Law
                relating to Dissenters Rights. . . . . . . . . . . . .      D-1

                                AVAILABLE INFORMATION


    Pennwood Savings is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as administered by the Federal Deposit Insurance Corporation ("FDIC"), and in accordance therewith files reports and other information with the FDIC. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the FDIC's Registration and Disclosure Section, 1776 F Street, N.W., Washington, D.C. 20006.

    The Company currently is a wholly-owned subsidiary of Pennwood Savings that was formed for the purpose of becoming the parent holding company of Pennwood Savings upon consummation of the Reorganization. As a wholly-owned subsidiary, the Company has not previously been subject to the requirements of the Exchange Act, and there is currently no public market for the Company Common Stock. However, in connection with the Reorganization, the Company will become subject to the same information, reporting and proxy statement requirements under the Exchange Act as currently apply to Pennwood Savings, except that such filings will be required to be made with the Securities and Exchange Commission ("SEC") rather than the FDIC and will be available for inspection and copying at prescribed rates at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the SEC's regional office at 7 World Trade Center, Suite 1300, New York, New York 10048. Pennwood Savings' reporting obligations under the Exchange Act will terminate when the Company's reporting obligations begin. The Pennwood Savings Common Stock is quoted on the Nasdaq Stock Market's Small-Cap Market, and the Company Common Stock will be quoted on the Nasdaq Stock Market's Small-Cap Market upon consummation of the Reorganization. Reports, proxy statements and other information concerning Pennwood Savings and, upon consummation of the Reorganization, the Company, may be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

    The Company intends to file an application on Form FR Y-3 under the Bank Holding Company Act of 1956, as amended ("BHCA") with the Federal Reserve Bank of Cleveland under authority delegated by the Board of Governors of the Federal Reserve System ("Federal Reserve Board"). A copy of such application can be obtained from the Federal Reserve Bank of Cleveland, 1655 Superior Avenue, Cleveland, Ohio 44115 and the Federal Reserve Bank of New York, 33 Liberty Street, New York, New York 10045.

    Applications for approval of the merger of Pennwood Interim Savings Bank, a to-be-formed subsidiary of the Company, with and into Pennwood Savings will be filed with the Pennsylvania Department of Banking ("Department") and the FDIC. An application for approval of the acquisition by the Company of 100% of the capital stock of Pennwood Savings will also be filed with the Department. Copies of applications to the Department and to the FDIC can be obtained from the Pennsylvania Department of Banking, 33 Market

Street, Harrisburg, Pennsylvania 17101 and the office of the Regional Director of the FDIC, 452 Fifth Avenue, 21st Floor, New York, New York 10018, respectively.

                           _____________________


    NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT-OFFERING MEMORANDUM AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT-OFFERING MEMORANDUM DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS PROXY STATEMENT-OFFERING MEMORANDUM IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT-OFFERING MEMORANDUM NOR ANY DISTRIBUTION OF THE SECURITIES BEING OFFERED PURSUANT TO THIS PROXY STATEMENT-OFFERING MEMORANDUM SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY, PENNWOOD SAVINGS OR THE INFORMATION SET FORTH HEREIN SINCE THE DATE OF THIS PROXY STATEMENT-OFFERING MEMORANDUM.

    THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE PENNSYLVANIA DEPARTMENT OF BANKING OR ANY OTHER GOVERNMENT AGENCY. THE SECURITIES ARE SUBJECT TO INVESTMENT RISKS, INCLUDING THE POSSIBLE LOSS OF THE PRINCIPAL INVESTED.

                                       SUMMARY


    THE FOLLOWING IS A BRIEF SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT-OFFERING MEMORANDUM. REFERENCE IS MADE TO, AND THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION CONTAINED IN THIS PROXY STATEMENT-OFFERING MEMORANDUM, INCLUDING THE AGREEMENT AND PLAN OF REORGANIZATION, ARTICLES OF INCORPORATION AND BYLAWS ATTACHED AS APPENDICES HERETO.

    DATE, TIME AND PLACE OF THE ANNUAL MEETING AND RECORD DATE. The Annual Meeting will be held at the main office of the Savings Bank located at 683 Lincoln Avenue, Pittsburgh, Pennsylvania, on November 20, 1996, at 6:00 p.m., Eastern Time, and at any adjournment thereof. Stockholders of record at the close of business on September 30, 1996 are entitled to notice of and to vote at the Annual Meeting.

    PURPOSES OF THE ANNUAL MEETING. At the Annual Meeting, stockholders will be asked to consider (1) a proposal to elect three directors for a three-year term, two directors for a two-year term, and three directors for a one-year term and, in each case, until their successors are elected and qualified; (2) a proposal to form a bank holding company for Pennwood Savings pursuant to an Agreement and Plan of Reorganization (the "Agreement") pursuant to which (a) Pennwood Savings will, subject to necessary approvals, become a wholly-owned subsidiary of a newly-formed Pennsylvania corporation known as "Pennwood Bancorp, Inc." and (b) each outstanding share of Pennwood Savings Common Stock will become, by operation of law, one share of Company Common Stock; (3) a proposal to ratify the appointment of KPMG Peat Marwick LLP as Pennwood Savings' independent public accountants for the year ending June 30, 1997; and (4) such other business as may properly come before the meeting or any adjournment thereof.

    REASONS FOR THE REORGANIZATION. The Board of Directors of Pennwood Savings believes that a holding company form of organization will (1) provide flexibility for meeting the future financial needs of Pennwood Savings, including without limitation providing the most cost-effective means of initiating a Common Stock repurchase program, (2) facilitate the acquisition of other financial institutions, subject to restrictions of applicable laws and regulations, and (3) increase Pennwood Savings' ability to compete effectively with commercial banks in its market area, many of which are subsidiaries of holding companies. See "Holding Company Formation - Reasons for the Reorganization."

    RECOMMENDATION OF THE BOARD OF DIRECTORS. The Board of Directors of Pennwood Savings has unanimously approved the Agreement, subject to the receipt of stockholder approval and necessary regulatory approvals, and unanimously recommends that stockholders of Pennwood Savings approve such Agreement.

    REQUIRED STOCKHOLDER APPROVAL. The affirmative vote of the holders of two-thirds of the issued and outstanding Pennwood Savings Common Stock is required to approve the

Agreement. As of September 30, 1996, directors and executive officers of Pennwood Savings as a group (10 persons) beneficially owned 11.1% of the issued and outstanding shares of Pennwood Savings Common Stock, all of which are expected to be voted in favor of the Agreement and the other proposals to be considered at the Annual Meeting. See "Beneficial Ownership of Common Stock" and "Holding Company Formation."

    DISSENTERS' RIGHTS. Holders of shares of Pennwood Savings Common Stock who object to the Reorganization and comply with the prescribed statutory procedures are entitled to have the fair value of their shares, determined in accordance with the BCL, and paid to them in cash. A copy of the pertinent statutory provisions of the BCL is attached to this Proxy Statement-Offering Memorandum as Appendix D. FAILURE TO FOLLOW SUCH PROVISIONS PRECISELY MAY RESULT IN A LOSS OF DISSENTERS' RIGHTS. See "Holding Company Formation - Dissenters' Rights."

    REQUIRED REGULATORY APPROVALS AND REGULATION. The Reorganization is subject to the approval of the Federal Reserve Board and the Department. Upon consummation of the Reorganization, the Company will be a bank holding company subject to regulation by the Federal Reserve Board under the BHCA and by the SEC with respect to certain matters arising under federal securities laws. See "Holding Company Formation - Regulation of the Company."

    CERTAIN FEDERAL TAX CONSEQUENCES. Pennwood Savings has received a legal opinion to the effect that none of the Company, Pennwood Savings or the stockholders of Pennwood Savings will recognize gain or loss for federal income tax purposes as a result of the Reorganization. See "Holding Company Formation
- Certain Federal Tax Consequences."

    MANAGEMENT OF THE COMPANY. Directors and officers of the Company consist of certain persons who also currently serve as directors and officers of Pennwood Savings. See "Holding Company Formation - Management of the Company."

    MARKET FOR COMMON STOCK. The Company Common Stock will be substituted for the Pennwood Savings Common Stock on the Nasdaq Stock Market's Small-Cap Market under the symbol "PWBK" upon consummation of the Reorganization. On September 17, 1996, the last full trading day on which shares of Pennwood Savings Common Stock were traded prior to the day the Board of Directors adopted the Agreement and Plan of Reorganization, the closing sale price of a share of Pennwood Savings Common Stock on the Nasdaq Stock Market's Small-Cap Market was $10.00. On October 2, 1996, the closing sale price of a share of Pennwood Savings Common Stock on the Nasdaq Stock Market's Small-Cap Market was $10.75. See "Holding Company Formation - Market for Company Common Stock; Anticipated Dividend Policy; and Resales of Company Common Stock."

    DIVIDENDS. It is not anticipated that the dividend policy of the Company will differ from that of Pennwood Savings. See "Holding Company Formation - Market for Company Common Stock; Anticipated Dividend Policy; and Resales of Company Common Stock."

    EFFECTS OF THE REORGANIZATION ON RIGHTS OF STOCKHOLDERS. Pennwood Savings is regulated under the Pennsylvania Banking Code of 1965, as amended (the "Banking Code"), and the Company, as a Pennsylvania corporation, is governed by the corporate laws under the Pennsylvania Business Corporation Law of 1988, as amended ("BCL"). Although Pennwood Savings believes that the rights of stockholders of Pennwood Savings and the Company are substantially similar, there are certain differences between the Banking Code and the BCL, and the provisions of the Articles of Incorporation and Bylaws of the Company and the Amended and Restated Articles of Incorporation and Bylaws of Pennwood Savings differ in certain respects. For a comparison of the rights of stockholders under the laws of Banking Code and the BCL and the Articles of Incorporation and Bylaws of the Company and the Amended and Restated Articles of Incorporation and Bylaws of Pennwood Savings, see "Holding Company Formation - Comparison of Stockholders' Rights."

                                PENNWOOD SAVINGS BANK
                                PENNWOOD BANCORP, INC.
                                   _______________

                        PROXY STATEMENT - OFFERING MEMORANDUM

                                  THE ANNUAL MEETING


    This Proxy Statement-Offering Memorandum is being furnished to stockholders of Pennwood Savings in connection with the solicitation of proxies by the Board of Directors of Pennwood Savings for use at the Annual Meeting to be held at the main office of the Savings Bank located at 683 Lincoln Avenue, Pittsburgh, Pennsylvania, on November 20, 1996, at 6:00 p.m., Eastern Time, and at any adjournment or adjournments thereof.

MATTERS TO BE CONSIDERED

    At the Annual Meeting, stockholders will be asked to consider (1) a proposal to elect three directors for a three-year term, two directors for a two-year term and three directors for a one-year term and, in each case, until their successors are elected and qualified; (2) a proposal to adopt the Agreement; (3) a proposal to ratify the appointment of KPMG Peat Marwick LLP as Pennwood Savings' independent public accountants for the year ended June 30, 1997; and (4) such other business as may properly come before the meeting or any adjournment thereof.

SHARES OUTSTANDING AND ENTITLED TO VOTE; RECORD DATE

    Only the holders of record of the outstanding shares of Pennwood Savings Common Stock at the close of business on September 30, 1996 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. At such date, there were 610,128 shares of Pennwood Savings Common Stock issued and outstanding.

    Holders of record of Pennwood Savings Common Stock at the close of business on the Record Date will be entitled to one vote per share on any matter that may properly come before the Annual Meeting.

VOTES REQUIRED

    A quorum, consisting of a majority of the voting power of the issued and outstanding Pennwood Savings Common Stock, must be present in person or by proxy before any action may be taken at the Annual Meeting. The affirmative vote of the holders of two-thirds of the outstanding shares of Pennwood Savings Common Stock is required to approve the Agreement. Assuming a quorum is present, directors will be elected by a plurality of the votes cast and a majority of the votes present in person or represented by proxy at the

Annual Meeting is necessary for ratification of KPMG Peat Marwick LLP as independent public accountants for fiscal 1997.

    Under rules applicable to broker-dealers, the proposal to adopt the Agreement is considered a "non-discretionary item" whereby brokerage firms may not vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. Abstentions and such broker "non-votes" (as well as withheld votes in the case of the election of directors) will be considered in determining the presence of a quorum at the Annual Meeting but will not be counted as a vote cast for a proposal. Because the proposal to adopt the Agreement is required to be approved by the holders of two-thirds of the outstanding shares of Pennwood Savings Common Stock, abstentions and broker "non-votes" will have the same effect as a vote against the proposals. Assuming the presence of a quorum, abstentions and broker "non-votes" also will not be counted as votes to ratify the appointment of Pennwood Savings' independent public accountants, and accordingly will have the same effect as votes against such proposal. Withheld votes and broker "non-votes" will not affect the votes required for election of directors.

    As of September 30, 1996, directors and executive officers of Pennwood Savings as a group (10 persons) beneficially owned 68,000 shares of Pennwood Savings Common Stock, which represented 11.1% of the total amount of such stock outstanding at such date. Such persons have indicated that they intend to vote all such shares for approval of the matters described herein.

VOTING, SOLICITATION AND REVOCATION OF PROXIES

    A proxy for use at the Annual Meeting accompanies this Proxy Statement-Offering Memorandum and is solicited by the Board of Directors of Pennwood Savings. Any Pennwood Savings stockholder who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting by (i) giving written notice of revocation to the Corporate Secretary of Pennwood Savings,
(ii) properly submitting to Pennwood Savings a duly-executed proxy bearing a later date or (iii) attending the Annual Meeting and voting in person. All written notices of revocation and other communications with respect to revocation of proxies should be addressed as follows: James W. Kihm, Secretary, Pennwood Savings Bank, 683 Lincoln Avenue, Pittsburgh, Pennsylvania 15202 Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy.

    Shares of Pennwood Savings Common Stock represented by properly executed proxies, if such proxies are received in time and not revoked, will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated, such proxies will be voted: (i) FOR the election of the nominees for director described herein; (ii) FOR approval of the Agreement; (iii) FOR the ratification of KPMG Peat Marwick LLP as Pennwood Savings' independent public accountants for fiscal 1997; and (iv) in the discretion of the proxies as to any other matter which may properly come before the Annual Meeting. If necessary, the proxy holder may vote in favor of a proposal to adjourn the Annual

Meeting in order to permit further solicitation of proxies in the event that there are not sufficient votes to approve the foregoing proposals at the Annual Meeting.

    Pennwood Savings will bear the costs of printing and mailing this Proxy Statement-Offering Memorandum and the proxy and Annual Report to Shareholders which accompany this Proxy Statement-Offering Memorandum, as well as all other costs incurred in connection with the solicitation of proxies from Pennwood Savings stockholders on behalf of the Board of Directors. Proxies will be solicited by mail and may be further solicited, for no additional compensation, by directors, officers or employees of Pennwood Savings, by telephone or by personal contact. Arrangements also will be made with brokerage houses, voting trustees, banks, associations and other custodians, nominees and fiduciaries, who are record holders of Pennwood Savings Common Stock not beneficially owned by them, for forwarding such solicitation materials to and obtaining proxies from the beneficial owners of Pennwood Savings Common Stock entitled to vote at the Annual Meeting, and Pennwood Savings will reimburse such persons for their reasonable expenses incurred in doing so.

                         BENEFICIAL OWNERSHIP OF COMMON STOCK


    The following table sets forth information as of September 30, 1996 with respect to (i) any person or entity known by Pennwood Savings to be the beneficial owner of more than 5% of the issued and outstanding Pennwood Savings Common Stock and (ii) ownership of the Pennwood Savings Common Stock by all directors and executive officers of Pennwood Savings as a group.



Name and Address of Beneficial     Amount and Nature of
           Owner                  Beneficial Ownership(1)     Percent of Class
------------------------------    -----------------------     -----------------

Pennwood Savings Bank Employee          48,810                      8.0%
Stock Ownership Plan
Trust(2)
683 Lincoln Avenue
Pittsburgh, Pennsylvania
15202

Jeffrey S. Halis(3)                     43,000                      7.0%
500 Park Avenue, Fifth Floor
New York, New York  10022


All directors and executive             68,000                     11.1%
 officers as a group (10 persons)

__________________________________

(1) A person is considered to beneficially own shares of Pennwood Savings Common Stock if he or she has or shares: (1) voting power, which includes the power to vote, or direct the voting of the shares; or (2) investment power, which includes the power to dispose, or direct the disposition of the shares.

(2) The Pennwood Savings Bank Employee Stock Ownership Plan Trust ("ESOP
Trust") holds Common Stock on behalf of employee participants of the plan. None of the shares held in the ESOP Trust have been allocated to the accounts of participating employees to date and, as a result, will be voted by Messrs. Frank, Pieffer and Mallon (the "Trustees") pursuant to the terms of the ESOP. Shares allocated to participating employees are voted in accordance with the instructions of the participants. The shares held in the ESOP Trust are not included in the individual beneficial ownership amounts of the Trustees or the amount of Common Stock beneficially owned by all officers and directors as a group.

(3) Pursuant to a Form F-11 filed by Mr. Halis with the FDIC, 41,700 of the indicated shares are owned by Tyndall Partners L.P. and 1,300 shares are owned by Madison Avenue Partners L.P. Mr. Halis serves as a general partner of Halo Capital Partners, L.P., which serves as the sole general partner of each of Tyndall Partners, L.P. and Madison Avenue Partners, L.P.

                                ELECTION OF DIRECTORS

                                    (PROPOSAL ONE)

GENERAL

    The Amended and Restated Articles of Incorporation of Pennwood Savings provide that at the first annual meeting of stockholders, the Board of Directors shall be elected and classified into three classes as nearly equal in number as possible, and that at subsequent annual meetings the members of each class shall be elected for terms of three years and until their successors are elected and qualified, with one of the three classes of directors to be elected each year. The number of directors is currently set at eight.

    At the Annual Meeting, stockholders of Pennwood Savings will be asked to elect three directors of Pennwood Savings for a three-year term, two directors for a two-year term and three directors for a one-year term and, in each case, until their successors are elected and qualified. The nominees for election as directors were selected by the Nominating Committee of the Board of Directors and all of such nominees currently serve as directors of Pennwood Savings. There are no arrangements or understandings between the persons named and any other person pursuant to which such person was selected as a nominee for election as a director at the Annual Meeting, and no director or nominee for director is related to any other director or executive officer of Pennwood Savings by blood, marriage or adoption except that Charles R. Frank and Mary M. Frank are husband and wife.

    If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for any replacement nominee or nominees recommended by the Board of Directors of Pennwood Savings. Alternatively, under such circumstances the Board of Directors of Pennwood Savings may reduce the number of directors of Pennwood Savings.

INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR

    The following tables set forth information relating to the nominees of Pennwood Savings for election as director.


                    NOMINEES FOR THREE-YEAR TERM EXPIRING IN 1999



                                                        Pennwood Savings
                                                       Common Stock Owned
                                                     Directly or Indirectly as
                                                      of September 30, 1996(1)
                                                     __________________________
                                              Director
           Name                    Age         Since        No.      Percentage
     ---------------------------  -----      ----------   -------    ----------
     Mary M. Frank                78            1971      15,000(2)     2.5%

     John B. Mallon               75            1975       6,500        1.1

     C. Joseph Touhill            58            1991       5,000          *


                     NOMINEES FOR TWO-YEAR TERM EXPIRING IN 1998

                                                        Pennwood Savings
                                                       Common Stock Owned
                                                     Directly or Indirectly as
                                                      of September 30, 1996(1)
                                                     _________________________
                                              Director
           Name                      Age       Since      No.       Percentage
     ---------------------------   -------    --------  -------     ----------
     Charles R. Frank                83         1938    15,000(2)      2.5%

     H. J. Zoffer                    66         1991     7,500         1.2


                     NOMINEES FOR ONE-YEAR TERM EXPIRING IN 1997

                                                        Pennwood Savings
                                                       Common Stock Owned
                                                    Directly or Indirectly as
                                                    of September 30, 1996(1)
                                                    ________________________
                                              Director
           Name                      Age       Since      No.      Percentage
       ------------------------    -------    ---------  ------    ----------
       Paul S. Pieffer               48        1985      15,000       2.5%

       Robert W. Hannan              57        1991       9,000       1.5

       Michael Kotyk                 67        1993       7,500       1.2


____________________

*   Represents less than 1% of the outstanding Common Stock.

(1) Pursuant to rules promulgated by the SEC under the Exchange Act, a person is considered to beneficially own shares of Pennwood Savings Common Stock if he or she has or shares: (1) voting power, which includes the power to vote, or direct the voting of the shares; or (2) investment power, which includes the power to dispose, or direct the disposition of the shares.

(2) The indicated shares are held jointly by Mr. and Mrs. Frank.



    THE BOARD OF DIRECTORS OF PENNWOOD SAVINGS RECOMMENDS A VOTE FOR APPROVAL OF THE NOMINEES FOR DIRECTOR.

    Set forth below is information with respect to the principal occupations during at least the last five years for the Directors of the Savings Bank.

    CHARLES R. FRANK. Mr. Frank has served as Chairman of the Board of Directors of the Savings Bank since 1985. Prior thereto, Mr. Frank served as the President of the Savings Bank from 1975 to 1985.

    MARY M. FRANK. Ms. Frank has served as Vice Chairman of the Board of Directors of the Savings Bank since 1985 and Treasurer of the Savings Bank since 1992. Prior thereto, Ms. Frank served as the Executive Vice President and Secretary of the Savings Bank from 1975 to 1985. Ms. Frank is the wife of Mr. Charles R. Frank.

    PAUL S. PIEFFER. Mr. Pieffer has served as President and Chief Executive Officer of the Savings Bank since 1985. Prior thereto, Mr. Pieffer was the Vice President of South Pittsburgh Savings and Loan Association, Pittsburgh, Pennsylvania, from 1973 to 1985.

    JOHN B. MALLON. Mr. Mallon is presently retired. Prior thereto, Mr. Mallon served as the President of Suburban General Hospital located in Pittsburgh, Pennsylvania from 1952 to 1986.

    C. JOSEPH TOUHILL. Mr. Touhill has been the Executive Vice President of EG & G Environmental, Inc. located in Pittsburgh, Pennsylvania since 1994. Prior thereto, Mr. Touhill served as the Group Senior Vice President of ICF Kaiser International located in Pittsburgh, Pennsylvania from 1990 to 1994.

    ROBERT W. HANNAN. Mr. Hannan has been the President of Thrift Drug Inc. located in Pittsburgh, Pennsylvania since 1987.

    MICHAEL KOTYK. Mr. Kotyk is presently retired. Prior thereto, Mr. Kotyk was the Technical Director of Materials Technology at U.S. Steel Corporation, Pittsburgh, Pennsylvania, from 1991 to 1993.

    H. J. ZOFFER. Mr. Zoffer is presently retired. Previously, he was the Dean of the Joseph M. Katz Graduate School of Business at the University of Pittsburgh from 1968 until August 1996.

STOCKHOLDER NOMINATIONS

    Pursuant to Section 3.3 of Pennwood Savings' Bylaws, stockholders of Pennwood Savings may name nominees for election to the Board of Directors by submitting such written nominations to the Secretary of Pennwood Savings at least 30 days prior to the Annual Meeting. Such stockholder's notice shall set forth as to each person whom the stockholder proposes to nominate for election or re-election as a director, (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of Pennwood Savings stock which are beneficially owned by such person on the date of the notice, and
(d) any other information relating to such person that is required to be disclosed in solicitation of proxies with respect to nominees for election as directors pursuant to Regulation 14A of the Exchange Act, and any successor thereto. If a nomination is made in accordance with applicable requirements, ballots will be provided for use by stockholders at the Annual Meeting bearing the name of such nominee or nominees.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

    Set forth below is information with respect to the principal occupations during the last five years for the two executive officers of the Savings Bank who do not serve as directors.

    JAMES W. KIHM. Mr. Kihm has been the Vice President and Secretary of the Savings Bank since 1985. Prior thereto, Mr. Kihm was the Vice President of Concord Liberty Savings and Loan Association, Pittsburgh, Pennsylvania, from 1981 to 1985.

    JOSEPH W. MESSNER. Mr. Messner has been the Vice President of Lending of the Savings Bank since June 1994. Prior thereto, Mr. Messner served as an underwriter with Creditvest, Inc. located in Pittsburgh, Pennsylvania from 1992 to 1994 and served as a loan officer at Norwest Mortgage, Pittsburgh, Pennsylvania, from August 1991 to January 1992 and at NVR Mortgage, Pittsburgh, Pennsylvania, from 1987 to April 1991.

COMMITTEES AND MEETINGS OF THE BOARD OF THE SAVINGS BANK

    The Board of Directors of the Savings Bank meets on a monthly basis and may have additional special meetings. During the fiscal year ended June 30, 1996, the Board of Directors met 14 times. No director attended fewer than 75% of the total number of Board meetings and committee meetings on which he served that were held during this period. The Board of Directors of the Savings Bank has established the following committees:

    AUDIT COMMITTEE. The Audit Committee consists of Messrs. Touhill (Chairman), Mallon, Pieffer and Ms. Frank. The Audit Committee reviews the records and affairs of the Savings Bank, recommends the Savings Bank's external auditor and reviews their reports. The Audit Committee met two times in fiscal 1996.

    PERSONNEL COMMITTEE. The Personnel Committee consists of Messrs. Mallon (Chairman), Hannan, Zoffer, Pieffer and Ms. Frank. The Personnel Committee reviews the performance of the Savings Bank's officers, makes recommendations as to pay increases and evaluates the Savings Bank's overall personnel requirements. The Personnel Committee met two times in fiscal 1996.

DIRECTOR'S COMPENSATION

    Members of the Board of Directors, with the exception of Mr. Pieffer, receive $7,200 per annum for serving on the Board. Members of the Board serving on committees do not receive any additional compensation for serving on such committees.


SUMMARY COMPENSATION TABLE

    The following table sets forth a summary of certain information concerning the compensation paid by the Savings Bank for services rendered in all capacities during the last two fiscal years to the President and Chief Executive Officer of the Savings Bank. No executive officers of the Savings Bank had total compensation during the year ended June 30, 1996 which exceeded $100,000.


                                                     Annual Compensation
                                           ------------------------------------
                                                                    Other
     Name and            Year Ended                                 Annual
 Principal Position       June 30,     Salary      Bonus        Compensation(1)
 ------------------      -----------  --------    ---------     ---------------
 Paul S. Pieffer           1996       $80,750       $--              $--
 President and Chief       1995        78,000        --               --
 Executive  Officer

_____________________

(1) Does not include amounts attributable to miscellaneous benefits received by the named executive officer. In the opinion of management of the Savings Bank, the costs to the Savings Bank of providing such benefits to the named executive officer during the year ended June 30, 1996 did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the individual.


BENEFITS

    EMPLOYEE STOCK OWNERSHIP PLAN. The Savings Bank has established and Employee Stock Ownership Plan ("ESOP") for employees of the Savings Bank. Employees of the Savings Bank who have been credited with at least 1,000 hours of service during a twelve month period and who have attained age 21 are eligible to participate in the ESOP.

    As part of the Savings Bank's conversion to the stock form in July 1996 (the "Conversion"), in order to fund the purchase of 48,810 shares, or 8% of the Pennwood Savings Common Stock issued in the Conversion, the ESOP borrowed $488,100 from an independent third party lender. The loan to the ESOP will be repaid from scheduled discretionary cash contributions to the ESOP by the Savings Bank sufficient to amortize the principal and interest on the loan, which has a maturity of 10 years. The Savings Bank may, in any plan year, make additional discretionary contributions for the benefit of plan participants in either cash or shares of Pennwood Savings Common Stock, which may be acquired through the purchase of outstanding shares in the market or from individual stockholders, upon the original issuance of additional shares by the Savings Bank or upon the sale of treasury shares by the Savings Bank. Such purchases, if made, would be funded through additional borrowing by the ESOP or additional contributions from the Savings Bank. The timing, amount and manner of future contributions to the ESOP will be affected by various factors, including prevailing regulatory policies, the requirements of applicable laws and regulations and market conditions.

    Shares purchased by the ESOP with the proceeds of the loan are held in a suspense account and released on a pro rata basis as debt service payments are made. Discretionary contributions to the ESOP and shares released from the suspense account will be allocated among participants on the basis of compensation. Forfeitures will be reallocated among remaining participating employees and may reduce any amount the Savings Bank might otherwise have contributed to the ESOP. Participants will be 100% vested in their rights to receive their account balances within the ESOP after completing five years of service. Credit is given for years of service with the Savings Bank prior to adoption of the ESOP. In the case of a "change in control," as defined, however, participants will become immediately fully vested in their account balances, subject to certain tax considerations. Benefits may be payable upon retirement or separation from service. The Savings Bank's contributions to the ESOP are not fixed, so benefits payable under the ESOP cannot be estimated.

    Messrs. Frank, Pieffer and Mallon serve as trustees of the ESOP. Under the ESOP, the trustees must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees, and allocated shares for which employees do not give instructions, and unallocated shares, will generally be voted in the same ratio on any matter as to those shares for which instructions are given.

    Generally accepted accounting principles requires that any third party borrowing by the ESOP be reflected as a liability on the Savings Bank's consolidated statement of financial condition. In addition, shares purchased with borrowed funds are, to the extent of the borrowings, excluded from stockholders' equity, representing unearned compensation to employees for future services not yet performed. Consequently, if the ESOP purchases already issued shares in the open market, the Savings Bank's consolidated liabilities will increase to the extent of the ESOP's borrowings, and total and per share stockholders' equity will be reduced to reflect such borrowings. If the ESOP purchases newly-issued shares from the Savings Bank, total stockholders' equity would neither increase nor decrease, but per share stockholders' equity and per share net income would decrease because of the increase in the number of outstanding shares. In either case, as the borrowings used to fund ESOP purchases are repaid, total stockholders' equity will correspondingly increase.

    The ESOP is subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the regulations of the Internal Revenue Service and the Department of Labor thereunder.

    PENSION PLAN. The Savings Bank participates in a multiple employer defined benefit pension plan that covers all employees that have attained 21 years of age and have completed one full year of service (consisting of 1,000 hours worked during the year). In general, the pension plan provides for benefits payable monthly at retirement or normal retirement age 65 in an amount equal to a percentage of the participant's average annual salary for the three consecutive years of highest salary during his service with the Savings Bank, multiplied by the number of his years of service, with a reduced level of benefits in the event of early retirement prior to having attained age 65.

    Payment of benefits under the pension plan generally will be made in the form of a life annuity to an unmarried participant or in the form of a qualified joint and survivor annuity to a married participant, although alternative forms of benefits are available. The pension plan also provides a death benefit payment, in the event of death prior to retirement.

    For the years ended June 30, 1996 and 1995, no pension expense was recognized by the Savings Bank.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

    All loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features.

    The Savings Bank's policy provides that all loans made by the Savings Bank to its directors and officers are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features. As of June 30, 1996, the Savings Bank had no loans outstanding to its executive officers and directors.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Under Section 16(a) of the Exchange Act, Pennwood Savings' directors and executive officers and any persons holding more than 10% of the outstanding Pennwood Savings Common Stock are required to report their ownership of Pennwood Savings' securities and any changes in that ownership to the FDIC by specific dates.

                              HOLDING COMPANY FORMATION

                                    (PROPOSAL TWO)

GENERAL

    Stockholders of Pennwood Savings are being asked to approve an Agreement and Plan of Reorganization between Pennwood Savings, Interim and the Company, pursuant to which Interim will merge with and into Pennwood Savings and, as a result, the Company will become the parent holding company of Pennwood Savings and all of the outstanding shares of Pennwood Savings Common Stock will be converted into and exchanged for shares of Company Common Stock on a one-for-one basis. The full text of the Agreement is attached as Appendix A to this Proxy Statement-Offering Memorandum, and the discussion below is qualified in its entirety by reference thereto.

    The Company is a recently-formed Pennsylvania corporation that was formed by Pennwood Savings as a direct wholly-owned subsidiary for the purpose of becoming the parent holding company of Pennwood Savings and, therefore, has no operating history. As part of the Reorganization, Pennwood Savings and the Company will organize Interim as a wholly-owned subsidiary of the Company. If the Reorganization is approved by the stockholders of Pennwood Savings, and subject to the satisfaction of all other conditions set forth in the Agreement, Interim will be merged with and into Pennwood Savings, with Pennwood Savings as the surviving institution.

    After the Reorganization, Pennwood Savings will continue its existing business and operations as a wholly-owned subsidiary of the Company. The consolidated assets, liabilities, stockholders' equity and income of the Company immediately following the Reorganization will be the same as those of Pennwood Savings immediately prior to the consummation of the Reorganization. The Board of Directors of the Company is comprised of the members of the Board of Directors of Pennwood Savings, and the officers of the Company are the executive officers of Pennwood Savings. Pennwood Savings will continue to operate under the name "Pennwood Savings Bank" and its deposit accounts will continue to be insured by the FDIC to the maximum extent permitted by law. The corporate existence of Pennwood Savings will continue unaffected and unimpaired by the Reorganization, except that all of the outstanding shares of Pennwood Savings Common Stock will be owned by the Company. The existing stockholders of Pennwood Savings will, in turn, own all of the outstanding shares of Company Common Stock, having received that stock in exchange for their shares of Pennwood Savings Common Stock as part of the Reorganization.

    THE BOARD OF DIRECTORS OF PENNWOOD SAVINGS HAS UNANIMOUSLY APPROVED THE AGREEMENT, SUBJECT TO THE RECEIPT OF STOCKHOLDER APPROVAL AND NECESSARY REGULATORY APPROVALS, AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS OF PENNWOOD SAVINGS APPROVE SUCH AGREEMENT.

REASONS FOR THE REORGANIZATION

    The Board of Directors of Pennwood Savings believes that the holding company form of organization will provide flexibility for meeting the future financial needs of Pennwood Savings or other subsidiaries of the Company. For example, the holding company form of organization would permit the Company to repurchase shares of Company Common Stock without the adverse tax consequences which would be experienced by Pennwood Savings in the event that it repurchased shares of Pennwood Savings Common Stock, which tax consequences would be a result of the recapture of a portion of the bad debt reserves which Pennwood Savings has established for federal income tax purposes under Section 593 of the Internal Revenue Code of 1986 ("Code").

    In addition, applicable laws and regulations limit the types of businesses in which Pennwood Savings and its subsidiaries may engage and the amount which Pennwood Savings can invest in its subsidiaries. The establishment of the holding company for Pennwood Savings will permit diversification of operations free of these restrictions. It is anticipated that the increased acquisition and diversification flexibility provided by the holding company form of organization ultimately will increase Pennwood Savings' ability to compete effectively with commercial banks in its market area, many of which are subsidiaries of holding companies.

    The Board of Directors of Pennwood Savings also believes that a holding company form of organization will facilitate the acquisition of other financial institutions, subject to restrictions of applicable laws and regulations. For example, the holding company form of organization will permit an acquired institution to operate on a more autonomous basis as a wholly-owned subsidiary of the Company and to retain its own directors, officers, corporate name and local identity. In addition, the Company would be able to acquire a new subsidiary, for cash or stock, in a transaction that may not require approval of the Company's stockholders. Pennwood Savings has not been actively involved in evaluating prospective acquisition candidates and there are no current agreements or understandings with respect to the acquisition of any financial institution or other company. The Board of Directors of Pennwood Savings believes, however, that Pennwood Savings' ability to act promptly to take advantage of any desirable opportunities in this regard that may arise in the future could be jeopardized if formation of the holding company is deferred.

    Pennwood Savings' management recognizes that some increased costs will be incurred in the operation of the Company and that securities of the Company, unlike those of Pennwood Savings, must be registered with the SEC and may not be legal investments for institutions as fiduciaries in some jurisdictions. Nevertheless, for the reasons stated above, the Board of Directors believes that the holding company formation is in the best interests of Pennwood Savings and its stockholders.

DESCRIPTION OF THE REORGANIZATION

    Pennwood Savings incorporated the Company as a direct wholly-owned subsidiary under the laws of the Commonwealth of Pennsylvania in February 1996 for purposes of becoming the parent holding company of Pennwood Savings upon consummation of the Reorganization, and Pennwood Savings and the Company are currently in the process of organizing Interim solely for purposes of facilitating such Reorganization. Pursuant to the Agreement, Interim will merge with and into Pennwood Savings, with Pennwood Savings as the surviving institution. In connection with such merger, (i) each share of Pennwood Savings Common Stock will be converted into one share of Company Common Stock, (ii) each share of capital stock of Interim held by the Company will be automatically converted on a one-for-one basis into shares of Pennwood Savings Common Stock, and (iii) shares of Company Common Stock indirectly held by Pennwood Savings prior thereto will be cancelled. The result of the merger of Interim with and into Pennwood Savings will be that the Company will become the owner of all of the outstanding shares of Pennwood Savings Common Stock and each stockholder of Pennwood Savings will become the owner of one share of Company Common Stock for each share of Pennwood Savings Common Stock held by him or her immediately prior thereto.

    The merger of Interim with and into Pennwood Savings and the resultant holding company formation will become effective on the date that the articles of merger relating to the merger are filed with the Pennsylvania Department of State ("Effective Date").

    Upon consummation of the Reorganization, the outstanding stock certificates which prior thereto represented shares of Pennwood Savings Common Stock will thereafter for all purposes represent an equal number of shares of Company Common Stock. After the Reorganization, stockholders will be entitled to exchange their present stock certificates for new certificates evidencing shares of Company Common Stock, although stockholders will not need to make such an exchange in order to have all of the rights of stockholders of the Company. An agent appointed by the Company and Pennwood Savings will notify stockholders of record by mail promptly after consummation of the Reorganization of the procedures to be followed in order to surrender their certificates evidencing shares of Pennwood Savings Common Stock to the transfer agent for the Company and Pennwood Savings in exchange for certificates evidencing an identical number of shares of Company Common Stock. Until so exchanged, certificates evidencing shares of Pennwood Savings Common Stock will for all purposes represent the same number of shares of Company Common Stock, and the holders of those certificates will have all the rights of stockholders of the Company.

    Although the terms of the Agreement were determined by arm's-length negotiations, because the Company and Interim were organized at the direction of Pennwood Savings and because all members of the managements of the Company and Interim prior to the Reorganization also serve as directors or officers of Pennwood Savings, the Agreement cannot be considered the result of arm's-length negotiations.

CAPITAL RESOURCES

    Pennwood Savings intends to provide the Company with an initial capitalization by contributing $100,000 to the Company immediately prior to consummation of the Reorganization. Additional financial resources may be available to the Company in the future through dividends paid to the Company by Pennwood Savings, acquired entities or new businesses, borrowings or debt or equity financings. It is anticipated that Pennwood Savings will dividend to the Company on an annual basis the amount of dividends anticipated to be paid by the Company on the Company Common Stock during the following year. For a discussion of regulatory limitations on the payment of dividends by Pennwood Savings, see "Holding Company Formation - Market for Company Common Stock; Anticipated Dividend Policy; and Resales of Company Common Stock."

    Currently, Pennwood Savings has capital resources which substantially exceed applicable requirements. At June 30, 1996, Pennwood Savings' net worth amounted to $4.1 million or 8.7% of its total assets, and Pennwood Savings' regulatory capital exceeded its 4.0% Tier I capital requirement by 13.06% or $3.2 million and its 8.0% risk-based capital requirement by 10.31% or $2.5 million. Such amounts do not include approximately $5.7 million raised in the conversion of Pennwood Savings to the stock form in July 1996 (the "Conversion").

CONDITIONS TO THE REORGANIZATION AND ABANDONMENT

    The Agreement provides that it shall not become effective until all of the following first shall have occurred: (i) the Agreement shall have been approved by a vote of the holders of two-thirds of the issued and outstanding Pennwood Savings Common Stock; (ii) the Reorganization shall have been approved by the Federal Reserve Board and the Department and all applicable waiting periods shall have expired; (iii) Pennwood Savings and Interim shall have received a favorable opinion from counsel concerning the federal income tax consequences of the merger of Interim with and into Pennwood Savings; (iv) the Company Common Stock to be issued in exchange for Pennwood Savings Common Stock shall be registered or qualified for issuance under the Securities Act and applicable state securities laws, except in each case to the extent that the Company relies on an available exemption therefrom; and (v) Pennwood Savings and the Company shall have obtained any other necessary consents or approvals required for the Reorganization.

    Applications will be filed with the Federal Reserve Board and the Department to obtain approval of the Reorganization. A favorable opinion of counsel regarding the federal income tax consequences of the Reorganization has been received. See "Holding Company Formation - Federal Income Tax Consequences."

    If stockholders of Pennwood Savings approve the Reorganization at the Annual Meeting, the Reorganization is expected to become effective as soon thereafter as required regulatory approvals are received, required waiting periods have expired and the other conditions to consummation of the Reorganization have either been satisfied or waived. If the Reorganization is not approved by Pennwood Savings' stockholders, Pennwood Savings will continue to operate without a holding company structure. All expenses which relate solely to the Reorganization will be paid by Pennwood Savings whether or not the Reorganization is approved by its stockholders and the Reorganization is consummated.

    The Agreement provides that it may be abandoned by the Board of Directors of Pennwood Savings or Interim if, among other things, (i) any action, suit, proceeding or claim has been instituted, made or threatened relating to the proposed Reorganization which will make its consummation inadvisable in the opinion of Pennwood Savings or Interim, or (ii) for any other reason consummation of the Reorganization is inadvisable in the opinion of Pennwood Savings or Interim.

CERTAIN FEDERAL TAX CONSEQUENCES

    Pennwood Savings and Interim have obtained an opinion of counsel from Elias, Matz, Tiernan & Herrick L.L.P., Washington, D.C., to the effect that, for federal income tax purposes: (1) no gain or loss will be recognized by the stockholders of Pennwood Savings upon the receipt of Company Common Stock in exchange for their shares of Pennwood Savings Common Stock; (2) the basis of the Company Common Stock to be received by stockholders of Pennwood Savings will be the same, in each instance, as the basis of the Pennwood Savings Common Stock surrendered; (3) the holding period of the Company Common Stock to be received by each stockholder of Pennwood Savings will include the holding period of the Pennwood Savings Common Stock surrendered, provided that the Pennwood Savings Common Stock was held as a capital asset on the date of the Reorganization; and
(4) the Reorganization will not result in any taxable gain or loss to Pennwood Savings or the Company.

    THE FOREGOING DISCUSSION IS BASED UPON CURRENT LAW AND IS INTENDED FOR GENERAL INFORMATION ONLY. EACH STOCKHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING THE SPECIFIC TAX CONSEQUENCES OF THE REORGANIZATION TO SUCH STOCKHOLDER, INCLUDING THE APPLICABILITY AND EFFECT OF FOREIGN, STATE, LOCAL OR OTHER TAX LAWS AND OF ANY PROPOSED CHANGES IN THE CODE.

ACCOUNTING TREATMENT OF THE REORGANIZATION

    The Reorganization is expected to be treated as a "pooling of interests" (rather than a "purchase") for financial reporting and related purposes. Under the pooling of interests method of accounting, the historical basis of the assets and liabilities of Pennwood Savings and the Company will be combined at the effective time of the Reorganization and carried forward at their previously recorded amounts and the stockholders' equity accounts of Pennwood Savings and the Company will be combined. Income and other financial statements of the Company issued after the Reorganization will be restated retroactively to reflect the consolidated operations of Pennwood Savings and the Company as if the Reorganization had taken place prior to the periods covered by such financial statements.

DISSENTERS' RIGHTS

    Any owner of shares of Pennwood Savings Common Stock has the right under Subchapter 15D of the BCL (which is applicable to savings banks pursuant to Section 1607 of the Banking Code) to object to the Reorganization and demand to be paid in cash the fair value of such shares upon complying in full with the provisions of Subchapter 15D. THE

FOLLOWING DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF THE PROVISIONS OF SUBCHAPTER 15D OF THE BCL AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THOSE PROVISIONS, A COPY OF WHICH IS ATTACHED HERETO AS APPENDIX D. SUCH PROVISIONS MUST BE STRICTLY COMPLIED WITH OR A STOCKHOLDER'S DISSENTERS' RIGHTS WILL BE LOST.

    If an owner of shares of Pennwood Savings Common Stock wants to exercise the right to dissent, such owner must satisfy all the following conditions: (a) the owner must file with Pennwood Savings prior to the vote with respect to the Reorganization a written notice of his intention to demand that he be paid the fair value of his shares of Pennwood Savings Common Stock if the Reorganization takes place (Neither a vote in person or by proxy against adoption and approval of the Agreement and Plan of Reorganization nor an abstention from voting with respect to, or a failure to vote for adoption and approval of, the Agreement will constitute such a written notice.); (b) the owner must not effect any change in the beneficial ownership of his shares of Pennwood Savings Common Stock from the date of filing such written notice continuously through the Effective Time of the Reorganization; and (c) the owner must not vote in person or by proxy for adoption and approval of the Agreement. (Neither an abstention from voting with respect to, nor a failure to vote in person or by proxy against adoption and approval of, the Agreement will constitute a vote for adoption and approval of the Agreement.) Unless an owner follows all these steps, he will not acquire any right to payment of the fair value of his shares and will be conclusively presumed to have consented to the Reorganization and will be bound by its terms. A written notice of an intention to demand payment of fair value should be sent prior to the Annual Meeting to Pennwood Savings Bank, 683 Lincoln Avenue, Pittsburgh, Pennsylvania 15202, Attention: Secretary.

    A person who is the beneficial owner, but not the record holder, of shares of Pennwood Savings Common Stock and who desires to exercise the rights of a dissenting stockholder may assert those rights with respect to shares held on that person's behalf. Such a person will be treated as a dissenting stockholder if he submits to Pennwood Savings a written consent of the record holder of those shares to such treatment no later than the time dissenters' rights are asserted with respect to those shares. A beneficial owner may not dissent with respect to less than all shares of which such person is the owner, whether or not the shares so owned are registered in such person's name.

    A record holder for more than one beneficial owner may assert dissenters' rights as to less than all of the shares registered in his name only if that holder dissents with respect to all shares beneficially owned by a person that are held by him and discloses the name and address of that person. In that event, the record holder will be treated as if the shares as to which he has dissented and the other shares held by him were registered in the names of different persons.

    If the Agreement is adopted and approved by the requisite vote of the stockholders, either Pennwood Savings or the Company will mail a "further notice" to each owner who followed all of the steps described above (a "Dissenter"). The "further notice" will (i) state the location where and the date by which a demand for payment must be sent and certificates formerly representing shares of Pennwood Savings Common Stock ("Certificates") must be deposited in order to obtain payment, which date will not be less than 30 days after the date of mailing of the "further notice", (ii) supply a form for demanding payment that includes a request for certification of the date on which the Dissenter acquired beneficial ownership of his shares of Pennwood Savings Common Stock, and (iii) include a copy of Subchapter 15D of the BCL. If a Dissenter fails to timely demand payment or to timely deposit his Certificates as required by the "further notice," that person will not have any right to receive payment of the fair value of his shares.

    If the Reorganization has not been consummated within 60 days after the date specified in the "further notice" for demanding payment and depositing Certificates, Pennwood Savings will return any deposited Certificates. At any time thereafter, Pennwood Savings or the Company may send a new "further notice" containing the provisions described above to all Dissenters.

    Promptly after the Effective Time of the Reorganization, or upon timely receipt of demand for payment if the Reorganization has already occurred, the Company will either (i) pay the amount that the Company estimates is the fair value of the Dissenters' shares to the Dissenters who timely made demand for payment and timely deposited their Certificates, or (ii) provide written notice to those Dissenters that no payment will be made. This payment or written notice will be accompanied by a closing balance sheet and statement of income of Pennwood Savings for a fiscal year ending not more than 16 months before the date of payment or notice, the latest available interim financial statements of Pennwood Savings, a statement of the Company's estimate of the fair value of the Dissenters' shares, a notice of the right of a Dissenter to demand payment or supplemental payment, as the case may be, and a copy of Subchapter 15D of the BCL. If the Company does not pay its estimate of the fair value of the shares of Pennwood Savings Common Stock of any Dissenter, it must return his deposited Certificates to him. The Company may make a notation on any returned Certificate that a demand for payment of fair value with respect to that Certificate has been made. If that Certificate is transferred, any new Certificate will bear a similar notation, together with the name of the original dissenting holder or owner thereof. A transferee will not acquire by transfer any rights other than those that the original Dissenter had after making demand for payment of fair value.

    If a Dissenter believes that the Company's estimate of the fair value of his shares of Pennwood Savings Common Stock is less than their fair value, that Dissenter should send the Company his own estimate of their fair value. A Dissenter's estimate will constitute a demand for payment of his estimate of the fair value of his shares of Pennwood Savings Common Stock or for payment of the difference between the two estimates if the Company has paid that Dissenter its estimate. If a Dissenter does not file with the Company his own estimate within 30 days after the mailing to him of the payment of Pennwood Savings' estimated fair value or its written notice thereof, that Dissenter will not be entitled to receive any amount greater than the payment remitted by the Company or the amount stated in that notice.

    Within 60 days after the latest of (i) the Effective Time of the Reorganization, (ii) timely receipt of any demands for payment of fair value in response to a "further notice", or (iii) timely receipt of a Dissenter's estimate of the fair value of his shares of Pennwood Savings Common Stock, if any demand for payment remains unsettled, Pennwood Savings or the Company may file an application for relief in the County Court of Common Pleas (the "Court"), requesting that the fair value of the remaining Dissenters' shares be determined. All Dissenters whose demands for payment of the fair value of their Dissenters' shares have not been settled will be made parties to such proceeding. Each Dissenter who is made a party to such proceeding will be entitled to recover the amount by which the fair value of his Dissenters' shares exceeds any amount previously paid to that Dissenter by Pennwood Savings or the Company for his shares, plus interest. If Pennwood Savings or the Company fails to file an application with the Court prior to the expiration of that 60-day period, any Dissenter who has made a demand for payment of the fair value of his Dissenters' shares, and has not already settled his claim against Pennwood Savings may file an application with the Court in the name of Pennwood Savings within 30 days of the expiration of that 60-day period. If no such Dissenter files an application within that 30-day period, all remaining Dissenters will be paid the Company's estimate of the fair value of their Dissenters' shares and will not be entitled to any additional amounts. In any proceeding before the Court, the fair value of the Dissenters' shares to be determined by the Court is the fair value of those shares immediately prior to the Effective Time of the Reorganization, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the Reorganization.

    The costs and expenses of any proceeding to determine the fair value of the remaining Dissenters' shares will be determined by the Court and assessed against the Company, although all or any part of those costs and expenses may be apportioned and assessed as the Court deems appropriate against any Dissenters who are parties to the proceeding and whose actions in demanding supplemental payments the Court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith. The fees and expenses of counsel and experts for the respective parties may be assessed as the Court deems appropriate against the Company and in favor of any or all Dissenters if the Company failed to comply substantially with the requirements of Subchapter 15D and may be assessed against the Company or any Dissenter, in favor of any other party, if the Court finds that the party against whom the fees and expenses are assessed acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided by Subchapter 15D. If the Court decides that any Dissenter's counsel provided substantial benefits to other Dissenters, but that the fees of such counsel should not be assessed against the Company, then the Court may award that counsel reasonable fees to be paid out of the amounts awarded to those other Dissenters.

BOARD OF DIRECTORS AND MANAGEMENT OF THE COMPANY

    BOARD OF DIRECTORS. Following consummation of the Reorganization, the Board of Directors of the Company will be elected by the stockholders of the Company and the Board of Directors of Pennwood Savings will be elected by the Company, as the sole stockholder of Pennwood Savings. The initial composition of the Board of Directors of the Company is identical with the Board of Directors of Pennwood Savings as the initial directors of the Company are the eight persons whom currently serve as directors of

Pennwood Savings, all of whom will have the same classes and terms as directors of the Company. For information about the principal occupation and business experience during the past five years of the directors of the Company, see "Election of Directors - Information with respect to Nominees for Director."

    The directors of the Company and Pennwood Savings are divided into three approximately equal classes, with members of one class to be elected annually for a term of three years and until their successors are elected and qualified. The first class of directors consists of Ms. Frank and Messrs. Mallon and Touhill, the second class of directors consists of Messrs. Pieffer, Hannan and Kotyk and the third class of directors consists of Ms. Frank and Mr. Zoffer.
The directors in the first, second and third classes of directors have terms which expire at the first, second and third annual meeting of stockholders after the effective date of the Company's Articles of Incorporation, respectively. Approval of the Reorganization by the stockholders of Pennwood Savings will be deemed to be approval of the directors of the Company without further action and without changes in classes and terms.

    The Board of Directors of the Company intends, after the Reorganization, to establish audit, personnel and nominating committees which have the same responsibilities and members as the comparable committees of the Board of Directors of Pennwood Savings. See "Election of Directors - Committees and Meetings of the Board of Directors of the Savings Bank."

    MANAGEMENT. Following consummation of the Reorganization, the executive officers of the Company and Pennwood Savings will be elected or appointed annually by or under the direction of their respective Boards of Directors and will hold office until their successors are elected and qualified. The executive officers of the Company currently are as follows: Paul S. Pieffer, President and Chief Executive Officer, James W. Kihm, Vice President and Secretary, and Joseph W. Messner, Vice President of Lending. At the present time, the Company does not intend to employ any persons other than its management.

MANAGEMENT REMUNERATION AND EFFECT ON EMPLOYEE BENEFIT PLANS

    It is not anticipated that separate compensation will be paid to the directors and officers of the Company until such time as the directors and officers of the Company devote significant time to the separate management of the Company's affairs, which is not expected to occur until the Company becomes actively involved in additional businesses. The Company may determine that such compensation is appropriate in the future, however.

    Upon consummation of the Reorganization, the ESOP of Pennwood Savings will become the ESOP of the Company.

    Because the directors and officers of the Company initially will not be compensated by the Company but will continue to serve and be compensated by Pennwood Savings, no separate employee benefit plans of the Company are anticipated at this time. Pennwood Savings will continue to maintain its other employee benefit plans.

MARKET FOR COMPANY COMMON STOCK; ANTICIPATED DIVIDEND POLICY; AND RESALES OF COMPANY COMMON STOCK

    MARKET FOR COMPANY COMMON STOCK. Because the Company is a newly-formed corporation and there is currently no established trading market for its securities, no information can be provided as to historical market prices for the Company Common Stock. Pennwood Savings and the Company will take all action as may be necessary or advisable to ensure that the Company Common Stock will be approved for quotation on the Nasdaq Stock Market's Small-Cap Market upon consummation of the Reorganization.

    On September 17, 1996, the last full trading day on which shares of Pennwood Savings Common Stock were traded prior to the adoption by the Board of Directors of the Agreement and Plan of Reorganization, the closing sale price of a share of Pennwood Savings Common Stock on the Nasdaq Stock Market's Small-Cap Market was $10.00. On October 2, 1996, the closing sale price of a share of Pennwood Savings Common Stock on the Nasdaq Stock Market's Small-Cap Market was $10.75.

    ANTICIPATED DIVIDEND POLICY. Holders of Company Common Stock will be entitled to receive dividends when, as and if declared by the Board of Directors of the Company out of funds legally available therefor. The timing and amount of future dividends will be within the discretion of the Board of Directors of the Company and will depend on the consolidated earnings, financial condition, liquidity and capital requirements of the Company and its subsidiaries, applicable governmental regulations and policies and other factors deemed
relevant by the Board of Directors.   Currently, it is not anticipated that the
dividend policy of the Company will differ from that of Pennwood Savings.

    After consummation of the Reorganization, dividends from Pennwood Savings will be the Company's primary source of funds for the payment of dividends because initially the Company will have no source of income other than such dividends and the capital contributed to the Company by Pennwood Savings immediately prior to consummation of the Reorganization. Pennwood Savings is not permitted to pay dividends if its stockholders' equity would be reduced below the amount required for the liquidation account established in the Conversion.

    In addition, under Pennsylvania law, a savings bank, such as Pennwood Savings, is required to maintain at all times surplus in an amount which is at least equal to its required capital as set forth under the Banking Code. Dividends may be declared by Pennwood Savings and paid only out of accumulated net earnings after any required transfers to surplus and only if the Savings Bank's surplus would not be reduced by the payment of such dividend.

    The ability of Pennwood Savings to make funds available to the Company also will be subject to restrictions imposed by federal law on the ability of any such savings association to extend credit to the Company and its non-bank subsidiaries, to purchase the assets thereof, to issue a guarantee, acceptance or letter of credit on their behalf (including an endorsement or standby letter of credit) or to invest in the stock or securities thereof, or to take such stock or securities as collateral for loans to any borrower. For additional information, see "Holding Company Formation - Regulation of the Company - Transactions with Affiliates."

    RESALES OF COMPANY COMMON STOCK. The Company Common Stock to be issued to stockholders of Pennwood Savings in connection with the Reorganization has not been registered under the Securities Act and instead will be issued in reliance on the exemption contained in Section 3(a)(12) thereof. The staff of the SEC has stated that, (i) shares of Company Common Stock received by stockholders of Pennwood Savings upon consummation of the Reorganization will be freely transferable under the Securities Act by those stockholders of Pennwood Savings not deemed to be "affiliates" of the Company or Pennwood Savings and (ii) pursuant to Rule 145 under the Securities Act, shares of Company Common Stock acquired by persons who are "affiliates" of the Company or Pennwood Savings will be subject to the resale restrictions contained in paragraphs (c), (e), (f) and
(g) of Rule 144 under the Securities Act. Affiliates are generally defined as persons who control, are controlled by, or are under common control with the Company or Pennwood Savings at the time of the Annual Meeting (generally executive officers and directors).

    Under paragraph (e) of Rule 144, each affiliate of the Company, together with any other person whose sales are required to be aggregated with those of the affiliate under Rule 144, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of (i) 1% of the outstanding shares of Company Common Stock or (ii) the average weekly trading volume in such shares during the preceding four calendar weeks. Pursuant to paragraph (f) of Rule 144, the shares are required to be sold in "brokers' transactions," as defined in paragraph (g) of Rule 144, or in transactions directly with a "market maker," as defined in
Section 3(a)(38) of the Exchange Act, as well as comply with certain other manner of sale requirements set forth in paragraph (f). Pursuant to paragraph
(c) of Rule 144, the ability of affiliates to resell shares of Company Common Stock received in the Reorganization under Rule 144 will be subject to the Company's having satisfied its Exchange Act reporting requirements for specified periods prior to the time of sale. Affiliates also would be permitted to resell Company Common Stock received in the Reorganization pursuant to an effective registration statement under the Securities Act or an available exemption from the Securities Act registration requirements. This Proxy Statement-Offering Memorandum does not cover any resales of Company Common Stock received by persons who may be deemed to be affiliates of the Company upon consummation of the Reorganization.

REGULATION OF THE COMPANY

    The references to laws and regulations which are applicable to the Company and Pennwood Savings set forth below and elsewhere herein are brief summaries thereof which do not purport to be complete and are qualified in their entirety by reference to such laws and regulations.

    From time to time various bills are introduced in the United States
Congress which could result in additional or in less regulation of the business of the Company and Pennwood Savings. It cannot be predicted at this time whether any such legislation actually will be adopted or how such adoption would affect the business of the Company or Pennwood Savings.

    GENERAL. The Company will apply for the approval of the Federal Reserve Board to become a registered bank holding company pursuant to the BHCA by acquiring all the stock of Pennwood Savings. The Company, as a bank holding company, will be subject to regulation and supervision by the Federal Reserve Board and the Department. The Company will be required to file annually a report of its operations with, and will be subject to examination by, the Federal Reserve Board and the Department.

    BHCA ACTIVITIES AND OTHER LIMITATIONS. The BHCA prohibits a bank holding company from acquiring direct or indirect ownership or control of more than 5% of the voting shares of any bank, or increasing such ownership or control of any bank, without prior approval of the Federal Reserve Board. The BHCA also generally prohibits a bank holding company from acquiring any bank located outside of the state in which the existing bank subsidiaries of the bank holding company are located unless specifically authorized by applicable state law. No approval under the BHCA is required, however, for a bank holding company already owning or controlling 50% of the voting shares of a bank to acquire additional shares of such bank.

    The BHCA also prohibits a bank holding company, with certain exceptions, from acquiring more than 5% of the voting shares of any company that is not a bank and from engaging in any business other than banking or managing or controlling banks. Under the BHCA, the Federal Reserve Board is authorized to approve the ownership of shares by a bank holding company in any company, the activities of which the Federal Reserve Board has determined to be so closely related to banking or to managing or controlling banks as to be a proper incident thereto. In making such determinations, the Federal Reserve Board is required to weigh the expected benefit to the public, such as greater convenience, increased competition or gains in efficiency, against the possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest or unsound banking practices.

    The Federal Reserve Board has by regulation determined that certain activities are closely related to banking within the meaning of the BHCA. These activities include operating a mortgage company, finance company, credit card company, factoring company, trust company or savings association; performing certain data processing operations; providing limited securities brokerage services; acting as an investment or financial advisor; acting as an insurance agent for certain types of credit-related insurance; leasing personal property on a full-payout, non-operating basis; providing tax planning and preparation services; operating a collection agency; and providing certain courier services. The Federal Reserve Board also has determined that certain other activities, including real estate brokerage and syndication, land development, property management and underwriting of life insurance not related to credit transactions, are not closely related to banking and a proper incident thereto.

    LIMITATIONS ON TRANSACTIONS WITH AFFILIATES. Transactions between savings institutions and any affiliate are governed by Sections 23A and 23B of the Federal Reserve Act. An affiliate of a savings institution is any company or entity which controls, is controlled by or is under common control with the savings institution. In a holding company context, the parent holding company of a savings institution (such as the Company) and any companies which are controlled by such parent holding company are affiliates of the savings institution. Generally, Sections 23A and 23B (i) limit the extent to which the savings institution or its subsidiaries may engage in "covered transactions" with any one affiliate to an amount equal to 10% of such institution's capital stock and surplus, and contain an aggregate limit on all such transactions with all affiliates to an amount equal to 20% of such capital stock and surplus and (ii) require that all such transactions be on terms substantially the same, or at least as favorable, to the institution or subsidiary as those provided to a non-affiliate. The term "covered transaction" includes the making of loans, purchase of assets, issuance of a guarantee and other similar transactions. In addition to the restrictions imposed by Sections 23A and 23B, no savings institution may (i) loan or otherwise extend credit to an affiliate, except for any affiliate which engages only in activities which are permissible for bank holding companies, or (ii) purchase or invest in any stocks, bonds, debentures, notes or similar obligations of any affiliate, except for affiliates which are subsidiaries of the savings institution.

    In addition, Sections 22(h) and (g) of the Federal Reserve Act places restrictions on loans to executive officers, directors and principal stockholders. Under Section 22(h), loans to a director, an executive officer and to a greater than 10% stockholder of a savings institution, and certain affiliated interests of either, may not exceed, together with all other outstanding loans to such person and affiliated interests, the savings institution's loans to one borrower limit (generally equal to 15% of the institution's unimpaired capital and surplus). Section 22(h) also requires that loans to directors, executive officers and principal stockholders be made on terms substantially the same as offered in comparable transactions to other persons and also requires prior board approval for certain loans. In addition, the aggregate amount of extensions of credit by a savings institution to all insiders cannot exceed the institution's unimpaired capital and surplus. Furthermore, Section 22(g) places additional restrictions on loans to executive officers.

    CAPITAL REQUIREMENTS. The Federal Reserve Board has adopted capital adequacy guidelines pursuant to which it assesses the adequacy of capital in examining and supervising a bank holding company and in analyzing applications to it under the BHCA. The Federal Reserve Board capital adequacy guidelines generally require bank holding companies to maintain total capital equal to 8% of total risk-adjusted assets, with at least one-half of that amount consisting of Tier I or core capital and up to one-half of that amount consisting of Tier II or supplementary capital. Tier I capital for bank holding companies generally consists of the sum of common stockholders' equity and perpetual preferred stock (subject in the case of the latter to limitations on the kind and amount of such stocks which may be included as Tier I capital), less goodwill and, with certain exceptions, intangibles. Tier II capital generally consists of hybrid capital instruments; perpetual preferred stock which is not eligible to be included as Tier I capital; term subordinated debt and intermediate-term preferred stock; and, subject to limitations, general allowances for loan losses. Assets are adjusted under the risk-based guidelines to take into account different risk characteristics, with the categories ranging from 0% (requiring no additional capital) for assets such as cash to 100% for the bulk of assets which are typically held by a bank holding company, including multi-family residential and commercial real estate loans, commercial business loans and consumer loans. Single-family residential first mortgage loans which are not past-due (90 days or more) or non-performing and which have been made in accordance with prudent underwriting standards are assigned a 50% level in the risk-weighing system, as are certain privately-issued mortgage-backed securities representing indirect ownership of such loans. Off-balance sheet items also are adjusted to take into account certain risk characteristics.

    In addition to the risk-based capital requirements, the Federal Reserve Board requires bank holding companies to maintain a minimum leverage capital ratio of Tier I capital to total assets of 3.0%. Total assets for this purpose does not include goodwill and any other intangible assets and investments that the Federal Reserve Board determines should be deducted from Tier I capital. The Federal Reserve Board has announced that the 3.0% Tier I leverage capital ratio requirement is the minimum for the top-rated bank holding companies without any supervisory, financial or operational weaknesses or deficiencies or those which are not experiencing or anticipating significant growth. Other bank holding companies will be expected to maintain Tier I leverage capital ratios of at least 4.0% to 5.0% or more, depending on their overall condition.

    FINANCIAL SUPPORT OF AFFILIATED INSTITUTIONS. Under Federal Reserve Board policy, the Company will be expected to act as a source of financial strength to the Savings Bank and to commit resources to support the Savings Bank in circumstances when it might not do so absent such policy. The legality and precise scope of this policy is unclear, however, in light of recent judicial precedent.

DESCRIPTION OF COMPANY CAPITAL STOCK

    GENERAL. The Articles of Incorporation of the Company authorizes the issuance of capital stock consisting of 4,000,000 shares of Company Common Stock and 1,000,000 shares of preferred stock, par value $.01 per share ("Company Preferred Stock"). There are 100 shares of Company Common Stock currently issued and outstanding, all of which are owned by Pennwood Savings.
 After the Reorganization is consummated, such shares will be cancelled. THE COMPANY COMMON STOCK, LIKE THE PENNWOOD SAVINGS COMMON STOCK, WILL REPRESENT NON-WITHDRAWABLE CAPITAL, WILL NOT BE OF AN INSURABLE TYPE AND WILL NOT BE INSURED BY THE FDIC.

    In the future, the authorized but unissued and unreserved shares of Company Common Stock and the authorized and unissued shares of Company Preferred Stock will be available for general corporate purposes, including, but not limited to, possible issuance as stock dividends or stock splits, in future mergers or acquisitions, pursuant to stock compensations plans of the Company, or in future private placements or public offerings. Currently, the Company has no plans for the issuance of additional authorized shares of its capital stock. Except as otherwise may be required to approve a merger or other transaction in which the additional authorized shares of Company Common Stock or authorized shares of Company Preferred Stock would be issued or as may then be required by the National Association of Securities Dealers, Inc. ("NASD") for companies to have their equity securities quoted on the Nasdaq Stock Market (or by any exchange on which the Company's capital stock may then be listed), no stockholder approval will be required for the issuance of additional shares of capital stock of the Company.

    COMPANY COMMON STOCK. Each share of Company Common Stock has the same relative rights as, and is identical in all respects with, each other share of Company Common Stock. Until such time as Preferred Stock with voting rights is issued, if ever, the holders of shares of Company Common Stock will possess all rights, including exclusive voting rights, pertaining to the capital stock of the Company. Each share of Company Common Stock will entitle the holder thereof to one vote on all matters upon which stockholders have the right to vote, and stockholders of the Company will not be entitled to cumulate their votes for the election of directors. The holders of Company Common Stock will be entitled to dividends when, as and if declared by the Company's Board of Directors out of funds legally available therefor.

    Holders of shares of Company Common Stock will not be entitled to preemptive rights with respect to any shares which may be issued. The Company Common Stock will not be subject to call or redemption and, upon receipt by the Company of the full purchase price therefor, each share of Company Common Stock will be fully paid and non-assessable.

    In the event of any liquidation or dissolution of the Company, the holders of Company Common Stock will be entitled to receive, after payment or provision for payment of all debts and liabilities of the Company, all assets of the Company available for distribution, in cash or in kind. If Company Preferred Stock should be issued, the holders thereof may have a priority over the holders of Company Common Stock in the event of liquidation or dissolution.

    COMPANY PREFERRED STOCK. The Board of Directors of the Company is authorized to issue Company Preferred Stock in series and fix and state voting powers, designations, preferences or other special rights of the shares of each such series of Company Preferred Stock and the qualifications, limitations and restrictions thereof. Company Preferred Stock may rank prior to Company Common Stock as to dividend rights, liquidation preferences, or both, may have full or limited voting rights, and may be convertible into Company Common Stock. The holders of any class or series of Company Preferred Stock also may have the right to vote separately as a class or series under the terms of such class or series or as may be otherwise provided by Pennsylvania law. No Company Preferred Stock will be issued in connection with the Reorganization and the Company does not have any current plans to issue any such stock.

COMPARISON OF STOCKHOLDERS' RIGHTS

    GENERAL. As a result of the Reorganization, the stockholders of Pennwood Savings, a Pennsylvania-chartered savings bank, will become stockholders of the Company, a Pennsylvania corporation. Although Pennwood Savings believes that the rights of stockholders of Pennwood Savings and the Company are substantially similar, there are certain differences in stockholder rights arising from distinctions between laws with respect to Pennsylvania-chartered savings banks under the Banking Code and Pennsylvania corporations under the BCL and from distinctions between Pennwood Savings' Amended and Restated Articles of Incorporation and Bylaws and the Company's Articles of Incorporation and Bylaws.

    The discussion herein is not intended to be a complete statement of the differences affecting the rights of stockholders, but rather summarizes the more significant differences and certain important similarities. The discussion herein is qualified in its entirety by reference to the Articles of Incorporation and Bylaws of the Company, which are attached hereto as Appendices B and C, respectively, and to the applicable provisions of the BCL.

    AUTHORIZED CAPITAL STOCK. The Company's authorized capital stock consists of 4,000,000 shares of Company Common Stock, par value $.01 per share, and 1,000,000 shares of Company Preferred Stock, par value $.01 per share. Pennwood Savings' authorized capital stock similarly consists of 4,000,000 shares of Pennwood Savings Common Stock, par value $.01 per share, and 1,000,000 shares of preferred stock ("Pennwood Savings Preferred Stock").

    VOTING RIGHTS. Each share of Company Common Stock and Pennwood Savings Common Stock is entitled to one vote per share, and neither Pennwood Savings' Amended and Restated Articles of Incorporation nor the Company's Articles of Incorporation authorize cumulative voting in elections of directors.

    Neither the Amended and Restated Articles of Incorporation of Pennwood Savings nor the Articles of Incorporation of the Company contain any specification of or limitation on the circumstances under which separate class voting rights may be provided to a particular class or series of Company Preferred Stock.

    For information about the effects of the Reorganization on the voting rights of stockholders in connection with business combinations, see "- Mergers, Consolidations and Sales of Assets" and "- Pennsylvania Law - Business Combination Statute" below.

    PAYMENT OF DIVIDENDS. The ability of Pennwood Savings to pay dividends on its capital stock is restricted by the Banking Code and federal law and regulations and by tax considerations related to savings institutions such as Pennwood Savings. See "Holding Company Formation - Market for Company Common Stock; Anticipated Dividend Policy; and Resales of Company Common Stock." Although the Company is not subject to these restrictions as a Pennsylvania corporation, such restrictions will indirectly affect the Company because dividends from Pennwood Savings will be the Company's primary source of funds for the payment of dividends to stockholders of the Company.

    The Company's Bylaws provide that dividends may be declared by the Board of Directors and paid by the Company in accordance with the conditions and subject to the limitations imposed by the laws of Pennsylvania. The BCL generally provides that, subject to any restrictions in the corporation's bylaws, distributions to stockholders may be made, provided that, after giving effect thereto, (1) the corporation would be able to pay its debts as they become due in the usual course of business and (2) the total assets of the corporation would not be less than the sum of its total liabilities plus (unless otherwise provided in the corporation's articles of incorporation) the amount that would be needed, if the corporation were to be dissolved, at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution.

    BOARD OF DIRECTORS. Pennwood Savings' Amended and Restated Articles of Incorporation and Bylaws and the Articles of Incorporation and Bylaws of the Company require the Boards of Directors of Pennwood Savings and the Company, respectively, to be divided into three classes as nearly equal in number as possible and that the members of each class shall be elected for a term of three years and until their successors are elected and qualified, with one class being elected annually.

    The Amended and Restated Articles of Incorporation of Pennwood Savings provide that the number of directors shall be determined in the manner provided in the Bylaws, which permit a range in the number of the directors from five to 15 and allow for an increase or decrease in such number by a vote of a majority of the directors present at a meeting, as long as any decrease in the number would not shorten the term of any incumbent director. The Articles of Incorporation of the Company contain similar provisions.

    Under Pennwood Savings' Bylaws, vacancies occurring in its Board of Directors, including vacancies created by newly created directorships resulting from an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, even if less than a quorum, following the nominating procedures set forth in the Bylaws, and any director so chosen shall serve for the unexpired term of his or her predecessor in office and until his or her successor is elected and qualified. The Company's Articles of Incorporation contains similar provisions for filling vacancies on the Board of Directors.

    Under the Banking Code, a director of Pennwood Savings may be removed without cause by a majority vote of the stockholders entitled to vote at an annual election of directors unless, in the case of an individual director, if the entire board is not removed, there shall be cast against the resolution for his removal the votes of a sufficient number of shares which if cumulatively voted at an annual election would be sufficient to elect one or more directors. The Board of Directors of Pennwood Savings may remove a director if (i) he is adjudicated an incompetent by a court or is convicted of a felony, (ii) he does not, within 60 days after his election, accept the office in writing or by attendance at a meeting and fulfill other requirements for holding the office, or (iii) he fails to attend regular meeting of the board for six successive months without having been excused by the board. In addition, the Court of Common Pleas may, in a suit in which Pennwood Savings is a party filed by the a majority of the Board or by the holders of at least ten percent of the outstanding Pennwood Savings Common Stock, remove a director for fraudulent or dishonest acts or gross abuse of authority or discretion in the affairs of Pennwood Savings. The Company's Articles of Incorporation provide that a director may be removed from office by the stockholders only with cause by an affirmative vote of not less than a majority of the total votes eligible to be cast by stockholders. Cause for removal exists only if the director whose removal is proposed has been either declared of unsound mind by an order of a court of competent jurisdiction, convicted of a felony or of an offense punishable by imprisonment for a term of more than one year by a court of competent jurisdiction or has been deemed liable by a court of competent jurisdiction for gross negligence or misconduct in the performance of such director's duty to the Company.

    LIMITATIONS ON LIABILITY. In accordance with the Pennsylvania Directors' Liability Act, the Articles of Incorporation and Bylaws of the Company provide that a director or an officer of the Company will not be personally liable for monetary damages for actions taken, or any failure to take any action, as a director except to the extent that by law a director's liability for monetary damages may not be limited. This provision does not limit the personal liability of the Company's directors or officers for monetary damages for breaches of their duty of care which constitute self-dealing, willful misconduct or recklessness. In addition, this provision does not limit the liability of directors or officers arising under any criminal statute or for the payment of any federal, state or local taxes. However, with respect to other matters, this provision may preclude stockholder derivative actions and may be construed to preclude other third-party claims against the directors. The Articles of Incorporation and Bylaws also provide that any amendment or repeal of this provision will not adversely affect any right of a director or an officer of the Company with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

    The Pennwood Savings' Bylaws provide that a director shall not be personally liable for monetary damages for any action taken, or any failure to take any action, as a director except to the extent that by law a director's liability for monetary damages may not be limited. Neither the Amended and Restated Articles of Incorporation or Bylaws of Pennwood Savings provides for the limitation of monetary damages for an officer.

    INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES. Pennwood Savings' Bylaws provide that Pennwood Savings shall indemnify any person who was or is a party to any threatened, pending or completed action, including actions by or in the right of the Pennwood Savings, by reason of the fact that such person is or was a director, officer, employee or agent against expenses (including attorneys' fees), judgments, fines, excise taxes and amounts paid in settlement incurred by such persons in connection with such action to the fullest extent permissible under Pennsylvania law. Pennwood Savings also is permitted to pay reasonable expenses incurred by a officer, director, employee or agent in defending an action in advance of the final disposition of such action upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified. The rights of indemnification provided in Pennwood Savings' Bylaws are not exclusive of any other rights the person seeking indemnification or advancement of expenses may be entitled. In addition, Pennwood Savings' Bylaws provide that it may obtain insurance to protect it and its officers, directors, employees and agents against any liability asserted against him and incurred in such capacity, whether or not Pennwood Savings would have the power to indemnify him against such liability under the provisions of the Bylaws. However, Pennwood Savings shall not indemnify a director, officer, employee or agent for any liability incurred in an action initiated (which shall not include counter-claims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the action is authorized by the affirmative vote of majority of the board of directors.

    The Company's Bylaws provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, because such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Such indemnification is furnished to the full extent provided by law against expenses (including attorneys' fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding. Such indemnification shall be made unless a judgment or other final adjudication establishes that the act or failure to act giving rise to the claim for indemnification constituted self-dealing, willful misconduct or recklessness. The indemnification provisions also permit the Company to pay reasonable expenses in advance of the final disposition of any action, suit or proceeding as authorized by the Company's Board of Directors, provided that the indemnified person undertakes to repay the Company if it is ultimately determined that such person was not entitled to indemnification. The rights of indemnification provided in the Company's Bylaws are not exclusive of any other rights which may be available under any insurance or other agreement, by vote of stockholders or disinterested directors or otherwise. In addition, the Bylaws authorize the Company to maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, whether or not the Company would have the power to provide indemnification to such person. By action of the Board of

Directors, the Company may create and fund a trust fund or fund of any nature, and may enter into agreements with its officers and directors, for securing or insuring in any manner its obligation to indemnify or advance expenses provided for in the provisions in the Bylaws regarding indemnification. These provisions are designed to reduce, in appropriate cases, the risks incident to serving as a director, officer, employee or agent and to enable the Company to attract and retain the best personnel available.

    Currently, there is no pending or threatened litigation against either Pennwood Savings or the Company for which indemnification may be sought.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

    SPECIAL MEETINGS OF STOCKHOLDERS. Pennwood Savings' Bylaws provide that special meetings of the stockholders of Pennwood Savings may be called by the President, the Chairman, the Vice-Chairman, the Board of Directors or the holders of not less than one-fifth of the outstanding stock of Pennwood Savings entitled to vote at the meeting. The Company's Articles of Incorporation provide that special meetings of stockholders of the Company may be called only by the affirmative vote of a majority of the Board of Directors. Consequently, under the Company's Articles of Incorporation, stockholders of the Company will not be entitled to call special meetings of stockholders.

    STOCKHOLDER NOMINATIONS AND PROPOSALS. Pennwood Savings' Bylaws provide that stockholders may submit written nominations for election as director at an annual meeting of stockholders or a stockholder proposal for business to be considered at the meeting at least 30 days before the date of any such meeting. A stockholder's notice for nominations shall set forth as to each person whom the stockholder proposes to nominate for election or re-election as a director, (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of Pennwood Savings stock which are beneficially owned by such person on the date of the notice, and (d) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors pursuant to Regulation 14A of the Exchange Act, and any successor thereto. A stockholder's notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as the appear on the Pennwood Savings' books, of the stockholder proposing such business, (c) the class and number of shares of Pennwood Savings stock which are beneficially owned by such person on the date of the notice, and (d) any financial interest of the stockholder in the proposal.

    The Company's Bylaws require all nominations for election to the Board of Directors other than those made by the Board to be made by a stockholder eligible to vote at an annual meeting of stockholders who has complied with the notice provisions of the Bylaws. Written notice of a stockholder nomination must be delivered to, or mailed to and received at, the principal executive offices of the Company not later than 90 days prior to the anniversary date of the immediately preceding annual meeting, provided that, with respect to the first scheduled annual meeting following completion of the Reorganization, notice must be received no later than the close of business on the tenth day following the day on which notice of the date of the scheduled annual meeting was mailed. Each such notice shall set forth:
(a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and (e) the consent of each nominee to serve as a director of the Company if so elected.

    The Company's Bylaws provide that only such business as shall have been properly brought before an annual meeting of stockholders shall be conducted at the annual meeting. In order to be properly brought before an annual meeting following completion of the Reorganization, business must be (a) brought before the meeting by or at the direction of the Board of Directors or (b) otherwise properly brought before the meeting by a stockholder who has given timely and complete notice thereof in writing to the Company. For stockholder proposals to be included in the Company's proxy materials, the stockholder must comply with all the timing and informational requirements of Rule 14a-8 of the Exchange Act. With respect to stockholder proposals to be considered at the annual meeting of stockholders but not included in the Company's proxy materials, the stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 90 days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that with respect to the first scheduled annual meeting after the Reorganization, such written notice must be received no later than the close of business on the tenth day following the day on which notice of the date of the scheduled annual meeting was mailed. A stockholder's notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the Company's books, of the stockholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. The chairman of an annual meeting shall determine and declare to the meeting whether the business was properly brought before the meeting in accordance with the provisions of the Bylaws, and any such business not properly brought before the meeting shall not be transacted.

    The procedures regarding stockholder proposals are designed to provide the Board with sufficient time and information to evaluate a stockholder proposal and other relevant information, such as existing stockholder support for the proposal. The proposed procedures, however, will give incumbent directors advance notice of a business proposal. This may make it easier for the incumbent directors to defeat a stockholder proposal, even when certain stockholders view such proposal as in the best interests of the Company or its stockholders.

    STOCKHOLDER ACTION WITHOUT A MEETING. The Bylaws of Pennwood Savings and the Articles of Incorporation of the Company provide that any action to be taken or which may be taken at any meeting of stockholders may be taken without a meeting if a consent in writing, setting forth the action so taken, is given by the holders of all outstanding shares entitled to vote.

    STOCKHOLDER'S RIGHT TO EXAMINE BOOKS AND RECORDS. The right to inspect books and records of both Pennwood Savings and the Company by stockholders are governed by the BCL. The BCL provides that a stockholder may inspect books and records upon written demand stating the purpose of the inspection, if such purpose is reasonably related to such person's interest as a stockholder.

    MERGERS, CONSOLIDATIONS AND SALES OF ASSETS. Under the Banking Code, the approval of the Board of Directors of Pennwood Savings and the holders of two-thirds of the outstanding stock of Pennwood Savings entitled to vote thereon is required for mergers, consolidations and sales of all or
substantially all of Pennwood Savings' assets.   The BCL requires the
approval of the Board of Directors and the holders of a majority of the outstanding stock of the Company entitled to vote thereon for mergers or consolidations, and for sales, leases or exchanges of all or substantially all of the Company's assets (not made in the usual or regular course of business). The BCL permits the Company to merge with another corporation without obtaining the approval of the Company's stockholders if: (i) (A) the plan of merger ("plan") whether or not the corporation is the surviving corporation, does not alter the status of the corporation as a domestic business corporation or alter in any respect, subject to certain exceptions, the provisions of its articles; and (B) each share of the corporation outstanding immediately prior to the effective date of the merger is to continue as or to be converted into, except as may be otherwise agreed by the holder thereof, an identical share of the surviving or new corporation after the effective date of the merger or consolidation; (ii) immediately prior to the adoption of the plan and at all times thereafter prior to its effective date, another corporation that is a party to the plan owns directly or indirectly 90% or more of the outstanding shares of each class of the corporation; or (iii) no shares of the corporation have been issued prior to the adoption of the plan by the board of directors.

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

    DISSENTERS' RIGHTS OF APPRAISAL. The Banking Code provides that the rights of appraisal of dissenting stockholders of Pennwood Savings shall be governed by the provisions of the BCL. Similarly, the rights of appraisal of dissenting stockholders of the Company will be governed by the BCL. Pursuant thereto, a stockholder of a Pennsylvania corporation generally has the right to dissent from any merger or consolidation involving the corporation or sale of all or substantially all of the corporation's assets, subject to specified procedural requirements. However, generally no such appraisal rights are available for the shares of any class or series of a corporation's capital stock if (i) as of the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon an agreement of merger or consolidation, such shares were either listed on a national securities exchange or held of record by more than 2,000 stockholders, and (ii) the shares are converted solely into shares of the acquiring, surviving, new or other corporation or solely into such shares and money in lieu of fractional shares.

    ACQUISITION OF CAPITAL STOCK. Pennwood Savings' Amended and Restated Articles of Incorporation provide that for five years from the date of the conversion of Pennwood Savings to the stock form (which was consummated in July 1996), no person shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of the issued and outstanding shares of any class of an equity security of Pennwood Savings. The term "person" is broadly defined to prevent circumvention of this restriction. The foregoing restrictions do not apply to the Reorganization or to any offer with a view toward public resale made exclusively to Pennwood Savings by underwriters or a selling group acting on their behalf. In the event that shares are acquired in violation of Pennwood Savings' Amended and Restated Articles of Incorporation, all shares beneficially owned by any person in excess of 10% shall be considered "Excess Shares" and shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to stockholders for a vote. The Company's Articles of Incorporation contains similar provisions effective for five years form the date of the Reorganization.

    AMENDMENT OF GOVERNING INSTRUMENTS. Pennwood Savings' Amended and Restated Articles of Incorporation may not be amended unless the amendment is first proposed by the Board of Directors and thereafter approved by the stockholders by at least a majority of the then outstanding shares of voting stock, voting together as a single class. Pennwood Savings' Bylaws can be amended by a majority of the Board of Directors or a majority of the stockholders present in person or by proxy at a legal meeting.

    The Company's Articles of Incorporation generally provides that any amendment of the Articles of Incorporation must be first approved by a majority of the Board of Directors and then by the holders of a majority of the shares of the Company entitled to vote in an election of directors, except that the approval of 75% of the shares of the Company entitled to vote in an election of directors is required for any amendment to Articles 6 (directors), 7 (meetings of stockholders; action without a meeting), 8 (liability of directors and officers), 9 (restrictions on acquisitions) and 11 (amendments) which are not approved by the affirmative vote of 80% of the Company's Board of Directors then in office. The Bylaws of the Company may be amended by a majority of the Board of Directors then in office or by the affirmative vote of a majority of the total shares entitled to vote in an election of directors, except that the affirmative vote of at least 75% of the total shares entitled to vote in an election of directors shall be required to amend, adopt, alter, change or repeal any provision inconsistent with certain specified provisions of the Bylaws which are not approved by the affirmative vote of 80% of the Company's Board of Directors then in office.

    PENNSYLVANIA LAW. In addition to the provisions contained in Pennwood Savings' Amended and Restated Articles of Incorporation and Bylaws and the Company's Articles of Incorporation and Bylaws, the BCL includes certain provisions applicable to Pennsylvania corporations such as the Company, which may be deemed to have an anti-takeover affect. Such provisions include, among other things, (i) rights of stockholders to receive the fair value of their shares of stock following a control transaction from the controlling person or group and (ii) requirements relating to certain business combinations. Pennwood Savings' Amended and Restated Articles of Incorporation provide that, except to the extent inconsistent with the Banking Code or the Amended and Restated Articles of Incorporation, the provisions of the BCL shall apply to Pennwood Savings. The Department and the Pennsylvania courts have not definitively indicated whether a savings bank's articles of incorporation may effectively incorporate the BCL. However, management of the Savings Bank has incorporated the BCL into the Amended and Restated Articles of Incorporation of Pennwood Savings pending a resolution of this issue by the appropriate authorities instead of waiting until the effectiveness of such an incorporation of the BCL is determined.

    STOCK RIGHTS AND OPTIONS

    Section 1525 of the BCL authorizes the board of directors of Pennsylvania business corporations to create and issue (whether or not in connection with the issuance of any of its shares or other securities) option rights or securities having conversion or option rights entitling the holders thereof to purchase or acquire (i) shares, option rights, securities having conversion or option rights, or obligations of any class or series, or assets of the corporation; or (ii) shares, option rights or securities having conversion or option rights, or obligations of any class or series, owned by the corporation and issued by any other person. The securities, contracts, warrants or other instruments evidencing any shares, option rights, securities having conversion or option rights or obligations of a corporation may contain such terms as are fixed by the Board of Directors and in accordance with Section 2513 of the BCL, the Board of Directors may preclude or limit any person from exercising, converting, transferring or receiving such securities, contracts, warrants or other instruments.

    PROVISIONS RELATING TO THE BOARD OF DIRECTORS

    Section 1711 of the BCL provides that directors of a "registered corporation" (such as the Company upon consummation of the Reorganization) may consider certain factors and interests enumerated in Sections 1715 or 1716 of the BCL in discharging their duties.

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

Section 1715 of the BCL will automatically apply to the Company as a "registered corporation" unless it provides that such section shall not be applicable, in which case, Section 1716 will be applicable. Both the Amended and Restated Articles of Incorporation of Pennwood Savings and the Articles of Incorporation of the Company provide that Section 1715 of the BCL shall not apply, and thus Section 1716 is applicable to both Pennwood Savings and the Company.

    Section 1716 of the BCL provides that directors in discharging their duties, may, in considering the best interests of the corporation, consider the effects of any action upon employees, upon suppliers and customers of the corporation and upon communities in which offices or other establishments of the corporation are located, and all other pertinent factors. The consideration of those factors shall not constitute a violation of the standard of care set forth in Section 1712 of the BCL. In addition, absent of breach of fiduciary duty, lack of good faith or self-dealing, actions taken as a director shall be presumed to be in the best interests of the corporation.

    CONTROL TRANSACTION STATUTE

    Subchapter E of Chapter 25 (Sections 2541 through 2548) of the BCL includes anti-takeover provisions which allow holders of voting shares of a business corporation that becomes the subject of a control transaction to object to such transaction and demand they be paid the fair value of their shares unless: (1) the articles or bylaws (in specified circumstances) of such corporation explicitly provide otherwise; or (2) the articles of such corporation are amended prior to the control transaction to provide that such anti-takeover provisions are not applicable, which amendment would require the affirmative vote of the holders of at least 80% of the outstanding stock.
 "Fair value" for purposes of these provisions means an amount not less than the highest price per share paid by the controlling person or group at any time during the 90-day period ending on and including the date of the control transaction plus any incremental value that may not be reflected in such price. A "control transaction" for purposes of these provisions means the acquisition by a person or group of persons acting in concert of at least 20% of the outstanding voting stock of the corporation, with certain exceptions.

    BUSINESS COMBINATION STATUTE

    Under Subchapter F of Chapter 25 (Sections 2551 through 2556) of the BCL, a Pennsylvania corporation may not engage in a Business Combination with an Interested Shareholder as defined by Section 2553 of the BCL ("Interested Shareholder") except for the following types of Business Combinations: (i) a Business Combination approved by the corporation's board of directors prior to the date on which the Interested Shareholder became an Interested Shareholder ("Share Acquisition Date"); (ii) a Business Combination approved
(a) by the affirmative vote of the holders of all the outstanding common shares, or (b) by the affirmative vote of the holders of at least a majority of the outstanding voting stock, not including any shares owned by the Interested Shareholder or affiliate or associate thereof, at a meeting called for such purpose no earlier than three months after the Interested Shareholder became, and provided that at the time of such meeting the Interested Shareholder is, the Beneficial Owner of at least 80% of the outstanding voting stock, and provided that the Business Combination satisfies the requirements of clauses (a) through (e) of clause
(v) below; (iii) a Business Combination approved by the affirmative vote of all of the holders of all of the outstanding common stock; (iv) a Business Combination approved by the holders of at least a majority of the outstanding voting stock, not including any voting shares owned by the Interested Shareholder, at a meeting called for such purpose no earlier than five years after the Share Acquisition Date; or (v) a Business Combination approved at a stockholders meeting called for such purpose no earlier than five years after the Share Acquisition Date that meets all of the following conditions: (a) the consideration received per share by holders of the outstanding common stock is at least equal to the higher of: (I) the highest price per share paid by the Interested Shareholder after he became a 5% stockholder within five years prior to the earlier of the date of the public announcement of the Business Combination ("Announcement Date") or the Share Acquisition Date, plus interest paid from the earlier date on which the highest per share acquisition price was paid through the consummation date of the Business Combination, less dividends paid during such period up to the amount of such interest, or (II) the market value per common share on the Announcement Date or the Interested Shareholder's Share Acquisition Date, whichever is higher, plus interest and less dividends up to the amount of such interest; (b) similar conditions to those set forth in clause (v)(a) above in the case of classes of stock other than common stock; (c) the consideration to be received in the Business Combination by the holders of any class of the corporation's stock must be in cash or the same form as the consideration used by the Interested Shareholder to acquire the largest number of shares of such class previously acquired by it; (d) the holders of all outstanding shares not beneficially owned by the Interested Shareholder are entitled to receive in the Business Combination consideration meeting the requirements of clauses (v)(a), (b) and (c) above; and (e) after the Share Acquisition Date and prior to the consummation of the Business Combination, the Interested Shareholder has not acquired any additional voting shares except, among other things, as part of the transaction in which the Interested Shareholder became an Interested Shareholder, stock dividends or stock splits which apply equally to all stockholders or certain other specified conditions.

    Section 2554 of the BCL defines a "Business Combination" generally to include, with respect to a corporation, certain sales, purchases, exchanges, leases, mortgages, pledges, transfers or dispositions of assets, mergers or consolidations, certain issuances or reclassification of securities, liquidations or dissolutions or certain loans, guarantees or financial assistance, pursuant to an agreement or understanding between such corporation or any subsidiaries, on the one hand, and an Interested Shareholder or an "Affiliate" or "Associate" thereof, on the other hand. An Interested Shareholder is defined by Section 2553 of the BCL as generally to include any individual, partnership, association or corporation which is the beneficial owner (as defined) of at least 20% of the outstanding voting stock of the corporation, or which is an affiliate or associate of such corporation and at any time within the five-year period prior to the date in question was the beneficial owner of at least 20% of the outstanding voting stock.

    CONTROL SHARE ACQUISITION STATUTE

    Subchapter G of Chapter 25 (Sections 2561 through 2568) of the BCL generally requires stockholder approval of a "control-share acquisition," which is defined to mean the direct or indirect acquisition by any person of voting power over voting shares of a "registered corporation" that, when added to all other shares of the corporation over which such person may exercise voting power (other than "existing shares," as defined) would give such person for the first time the power to vote any of the following ranges of voting power that all stockholders would be entitled to cast in an election of directors of the corporation: at least 20% but less than 33 1/3%; at least 33 1/3% but less than 50%; or 50% or more.

    Pursuant to Section 2564 of the BCL, control shares (which are shares that upon acquisition of voting power pursuant to Subchapter G of Chapter 25 of the BCL would result in a control-share acquisition) shall not have any voting rights unless the person or group who or which makes or proposes to make a control-share acquisition (an "acquiring person") requests the restoration of such voting rights and the restoration of such voting rights is approved by the holders of a majority of the "disinterested shares" of the corporation and by the holders of a majority of all voting shares of the corporation. Unless prohibited by its articles of incorporation, the corporation may, for a specified period, redeem at the publicly traded price of such securities, control shares that are not granted voting rights after the proposal is presented to stockholders (or which have lapsed by passage of time) or for which voting rights are not sought after a control share acquisition is consummated.

    Section 2563 of the BCL excludes certain person from being deemed an acquiring person based upon similar circumstances provided in Section 2574 of the BCL relating to exclusions of "controlling person or group." See "-Disgorgement Statute." Both Pennwood Savings and the Company have determined to opt-out of Subchapter G of Chapter 25 of the BCL as described above.

    DISGORGEMENT STATUTE

    Subchapter H of Chapter 25 (Sections 2571 though 2576) of the BCL generally provides that any "profit" realized by any person or group who is or was a "controlling person or group" with respect to a registered corporation (such as the Company upon consummation of the Reorganization) from the disposition of any equity security of the corporation to any person shall belong to and be recoverable by the corporation where the profit is realized by such person or group:

    (1) from the disposition of the equity security within 18 months after the person or group attained the status of a controlling person or group; and

    (2) the equity security had been acquired by the controlling person or group within 24 months prior to or 18 months subsequent to the attaining by the person or group of the status of a controlling person or group.

    A "controlling person or group" for purposes of Subchapter H is defined in Section 2573 of the BCL to mean (1) a person or group who has acquired, offered to acquire or, directly or indirectly, publicly disclosed or caused to be disclosed the intention of acquiring voting power over voting shares of a registered corporation that would entitle the holder thereof to cast at least 20% of the votes that all stockholders would be entitled to cast in an election of directors of the corporation or (2) a person or group who has otherwise, directly or indirectly, publicly disclosed or caused to be disclosed that it may seek to acquire control of a corporation through any means. The definition of "controlling person or group" in Section 2573 also includes terms which are designed to facilitate a corporation's determination of the existence of a group and members of a controlling group.

    Section 2574(a) of the BCL excludes certain persons and holders from being deemed a controlling person or group (absent "significant other activities" indicating that a person or group should be deemed a controlling person or group) by reason of voting or giving a proxy or consent as a shareholder of the corporation if the person or group is one who or which:
(i) did not acquire any voting shares of the corporation with the purpose of changing or influencing control of the corporation or seeking to acquire control of the corporation or in connection with or as a participant in any agreement, arrangement, relationship, understanding or otherwise having any such purpose; (ii) if control were acquired, would not be a person or group or a participant in a group that has control over the corporation and will not receive, directly or indirectly, any consideration from a person or group that has control over the corporation other than consideration offered proportionately to all holders of voting shares of the corporation; and (iii) if a proxy or consent is given, executes a revocable proxy or consent given without consideration in response to a proxy or consent solicitation made in accordance with the applicable rules and regulations under the Exchange Act under circumstances not then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report) by the person or group who gave the proxy or consent. Section 2574(b) of the BCL excludes a person or group from being deemed a controlling person or group if such person or group holds voting power: (i) in good faith and not for the purpose of circumventing Subchapter H of Chapter 25 of the BCL, as an agent, bank, broker, nominee or trustee for one or more beneficial owners who do not individually or, if they are a group acting in concert, as a group have the voting power specified in
Section 2573(l)(i) of the BCL (possessing 20% of the voting power); (ii) in connection with the solicitation of proxies or consents by or on behalf of the corporation in connection with shareholder meetings or actions of the corporation; or (iii) in the amount specified in Section 2573(l)(i) of the BCL (possessing 20% of the voting power) as a result of the solicitation of revocable proxies or consents with respect to voting shares if such proxies or consents both: (i) given without consideration in response to a solicitation pursuant to the Exchange Act and the regulations thereunder and
(ii) do not empower the holder thereof to vote such shares except on the specific matters described in such proxy or consent and in accordance with the instructions of the giver of such proxy or consent. Subchapter H of Chapter 25 of the BCL also does not apply to certain specified transfers of equity securities, including certain acquisitions and dispositions which are approved by a majority vote of both the board of directors and stockholders of the corporation in the prescribed manner.

    Actions to recover any profit due to a registered corporation under Subchapter H of Chapter 25 of the BCL may be commenced by the corporation in any court of competent jurisdiction within two years from the date any recoverable profit was realized. Such an action also may be commenced by a stockholder on behalf of the corporation if the corporation refuses to bring the action within 60 days after written request by a stockholder or the corporation shall fail to prosecute the action diligently. Any recovery of profits would be due the corporation and the stockholder would be entitled to reimbursement of all costs incurred in connection with the bringing of any such action in the event that such action results in a judgment recovering profits for the corporation. The enforcement provision in Subchapter H of the BCL also provides that, by engaging in activities necessary to become a controlling person or group and thereby becoming a controlling person or group, the person or group are deemed to consent to personal jurisdiction in the Pennsylvania courts for enforcement of Subchapter H of Chapter 25 of the BCL.

    SEVERANCE COMPENSATION AND LABOR CONTRACTS

    Subchapter I of Chapter 25 (Sections 2581 through 2583) of the BCL generally provides statutory rights to severance compensation to certain employees of a registered corporation such as the Company whose employment is terminated in connection with a change in control of the corporation, other than for willful misconduct. In addition, Subchapter J of Chapter 25 (Sections 2585 through 2588) of the BCL generally provide that certain business combinations shall not result in the termination or impairment of specialized labor contracts, subject to certain exceptions.

    APPLICABILITY OF THE BCL TO PENNWOOD SAVINGS AND THE COMPANY

    The provisions of the BCL discussed above provide that a corporation may opt-out of such subchapters by, among other things, expressly providing in its original articles of incorporation that a certain subchapter shall not be applicable. BOTH THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF PENNWOOD SAVINGS AND THE ARTICLES AND INCORPORATION OF THE COMPANY PROVIDE THAT SECTION 1715 (RELATING TO CONSIDERATION OF CERTAIN FACTORS BY THE BOARD OF DIRECTORS IN DISCHARGING THEIR DUTIES) AND SUBCHAPTER G (RELATING TO CONTROL-SHARE ACQUISITIONS) SHALL NOT BE APPLICABLE TO PENNWOOD SAVINGS OR THE COMPANY, RESPECTIVELY.

    ANTI-TAKEOVER EFFECTS. Although the Company has opted out of certain of the antitakeover provisions contained in Chapter 25 of the BCL, certain other provisions of the Articles of Incorporation and Bylaws of the Company and the BCL could have the effect of discouraging an acquisition of the Company, or stock purchases in furtherance of an acquisition, and could accordingly, under certain circumstances, discourage transactions which might otherwise have a favorable effect on the price of the Company Common Stock. However, the Amended and Restated Articles of Incorporation and Bylaws of Pennwood Savings contain similar provisions.

    Notwithstanding the foregoing, the Board of Directors of each of Pennwood Savings and the Company believes that the provisions described above with respect to the Company's Articles of Incorporation and Bylaws and certain provisions of the BCL are prudent and will reduce vulnerability to takeover attempts and certain other transactions that are not negotiated with and approved by the Board of Directors of the Company. The Board of Directors of the Company believes that these provisions are in the best interests of the Company and its stockholders. In the Board of Directors' judgment, the Board of Directors is in the best position to determine the true value of the Company and to negotiate more effectively for what may be in the best interests of its stockholders. Accordingly, the Board of Directors of the Company believes that it is in the best interest of the Company and its stockholders to encourage such negotiations and discourage hostile takeover attempts. It is also the Board of Directors' view that these provisions should not discourage persons from proposing a merger or other transaction at prices reflective of the true value of the Company and in which the transaction is in the best interests of all stockholders.

    Despite the Board of Directors' belief as to the benefits to the Company's stockholders of the foregoing provisions, these provisions also may have the effect of discouraging a future takeover attempt in which stockholders might receive a substantial premium for their shares over then current market prices. These provisions may serve to make it more difficult to remove incumbent management and may also discourage all attempts to acquire control not approved by the Board of Directors for any reason. As a result, stockholders who might desire to participate in, or benefit from, such a transaction may not have an opportunity to do so. The Board of Directors, however, has concluded that the potential benefits of these provisions outweigh their possible disadvantages.

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

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

                                (PROPOSAL THREE)


    At the Annual Meeting, stockholders of Pennwood Savings will be asked to ratify the appointment of KPMG Peat Marwick LLP as Pennwood Savings' independent public accountants for the year ending June 30, 1997. This appointment was recommended by the Audit Committee of Pennwood Savings and approved by the Board of Directors of Pennwood Savings. If the stockholders of Pennwood Savings do not ratify the appointment of KPMG Peat Marwick LLP, the appointment will be reconsidered by the Board of Directors of Pennwood Savings.

    KPMG Peat Marwick LLP has advised Pennwood Savings that neither the firm nor any of its members has any direct or indirect financial interest in, or during the last three years, has had any other connection with Pennwood Savings other than the usual relationship which exists between independent public accountants and clients.

    A representative of KPMG Peat Marwick LLP will be present at the Annual Meeting and available to respond to appropriate questions and will be given an opportunity to make a statement if the representative chooses to do so.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE BY STOCKHOLDERS FOR RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS PENNWOOD SAVINGS' INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING JUNE 30, 1997.

                                OTHER MATTERS

    Management is not aware of any business to come before the Annual Meeting other than those matters described in this Proxy Statement-Offering Memorandum. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

    The cost of solicitation of proxies will be borne by Pennwood Savings. Pennwood Savings has retained Corporate Investor Communications ("CIC"), a professional proxy solicitation firm, to assist in the solicitation of proxies. Such firm will be paid a fee of $4,000, plus reimbursement for out-of-pocket expenses. Pennwood Savings will also reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Pennwood Savings Common Stock. In addition to solicitations by mail, directors, officers and employees of Pennwood Savings may solicit proxies personally or by telephone without additional compensation.

                              STOCKHOLDER PROPOSALS


    Any proposal which a stockholder wishes to have included in the proxy solicitation materials to be used in connection with the next annual meeting of stockholders of the Company or Pennwood Savings, as applicable, must be received at the main office of the Company/Pennwood Savings no later than June 10, 1997. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, it will be included in the Proxy Statement and set forth on the form of proxy issued for the next annual meeting of stockholders. It is urged that any such proposals be sent by certified mail, return receipt requested.

                     ANNUAL REPORTS AND FINANCIAL STATEMENTS


    Stockholders of Pennwood Savings as of the record date for the Annual Meeting are being forwarded a copy of Pennwood Savings' Annual Report to Stockholders for the year ended June 30, 1996 (the "Annual Report").
Included on pages 16 to 38 of the Annual Report are the consolidated financial statements of Pennwood Savings as of June 30, 1996 and 1995 and for each of the years in the two-year period ended June 30, 1996, prepared in accordance with generally accepted accounting principles, and the related report of Pennwood Savings' independent public accountants, which are incorporated herein by reference. The Annual Report is not a part of this Proxy Statement-Offering Memorandum.

    UPON RECEIPT OF A WRITTEN REQUEST, PENNWOOD SAVINGS WILL FURNISH TO ANY STOCKHOLDER WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM F-2 FILED WITH THE FDIC UNDER THE EXCHANGE ACT FOR THE YEAR ENDED JUNE 30, 1996. UPON WRITTEN REQUEST, PENNWOOD SAVINGS WILL FURNISH TO ANY SUCH STOCKHOLDER A COPY OF THE EXHIBITS TO THE ANNUAL REPORT ON FORM F-2. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO JAMES W. KIHM, VICE PRESIDENT AND SECRETARY, PENNWOOD SAVINGS BANK, 683 LINCOLN AVENUE, PITTSBURGH, PENNSYLVANIA 15202. THE ANNUAL REPORT ON FORM F-2 IS NOT A PART OF THIS PROXY STATEMENT-OFFERING MEMORANDUM.

                                                                     APPENDIX A

                         AGREEMENT AND PLAN OF REORGANIZATION


    Agreement and Plan of Reorganization, dated as of September 18, 1996 (the "Agreement"), by and between Pennwood Savings Bank ("Pennwood Savings" or the "Surviving Bank"), a Pennsylvania-chartered savings bank, and Pennwood Interim Savings Bank ("Interim"), a Pennsylvania-chartered interim savings bank which will be organized for the sole purpose of consummating the reorganization provided for herein, and Pennwood Bancorp, Inc. ("Company"), a Pennsylvania corporation.

                                     WITNESSETH:

    WHEREAS, the Board of Directors of Pennwood Savings has determined that it is in the best interests of Pennwood Savings and its stockholders for Pennwood Savings to be reorganized into a holding company form of ownership; and

    WHEREAS, Pennwood Savings has caused the Company to be organized under Pennsylvania law as a wholly-owned subsidiary for the purpose of becoming the holding company of Pennwood Saving; and

    WHEREAS, the formation of a holding company by Pennwood Savings will be facilitated by causing the Company to become the sole stockholder of a newly-formed interim Pennsylvania-chartered stock savings bank, and then merging the interim savings bank with and into Pennwood Savings, so that as part of the merger all of the outstanding shares of common stock of Pennwood Savings will be converted automatically into and become shares of common stock of the Company, which would then become the sole stockholder of Pennwood Savings ("Merger"); and

    WHEREAS, Interim is being organized by Pennwood Savings as an interim Pennsylvania-chartered stock savings bank with the Company as its sole stockholder in order to effect the Merger; and

    WHEREAS, Pennwood Savings and Interim (the "Constituent Banks") desire to provide for the terms and conditions of the Merger.

    NOW, THEREFORE, Pennwood Savings, Interim and the Company hereby agree as follows:

    1. EFFECTIVE DATE. The Merger shall become effective as of the date of the filing of the articles of merger relating to the Merger filed with the Department of State of the Commonwealth of Pennsylvania pursuant to 7 P.S.
Section 1609(g), or any successor thereto (the "Effective Date").

    2. THE MERGER AND EFFECT THEREOF. Subject to the terms and conditions set forth herein, including, without limitation, the prior approval of the Department of Banking of the Commonwealth of Pennsylvania ("Department") and the Board of Governors of the Federal Reserve System ("Federal Reserve Board") and the expiration of all applicable waiting periods, Interim shall merge with and into Pennwood Savings, which shall be the Surviving Bank.
Upon consummation of the Merger, the Surviving Bank shall be considered the same business and corporate entity as each of the Constituent Banks and thereupon and thereafter all the property, rights, powers and franchises of each of the Constituent Banks shall vest in the Surviving Bank and the Surviving Bank shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of the Constituent Banks and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Bank.
 In addition, any reference to either of the Constituent Banks in any contract, will or document, whether executed or taking effect before or after the Effective Date, shall be considered a reference to the Surviving Bank if not inconsistent with the other provisions of the contract, will or document; and any pending action or other judicial proceeding to which either of the Constituent Banks is a party shall not be deemed to have abated or to have been discontinued by reason of the Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Merger had not occurred or the Surviving Bank may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Constituent Banks if the Merger had not occurred.

    3.   CONVERSION OF STOCK.

         (a) On the Effective Date, (i) each share of common stock, par value $.01 per share, of Pennwood Savings ("Pennwood Savings Common Stock") issued and outstanding immediately prior to the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of common stock, par value $.01 per share, of the Company ("Company Common Stock"), (ii) each share of common stock, par value $.01 per share, of Interim ("Interim Common Stock") issued and outstanding immediately prior to the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of Pennwood Savings Common Stock, and (iii) each share of Company Common Stock issued and outstanding immediately prior to the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled. By voting in favor of this Agreement, the Company, as the sole stockholder of Interim, shall have agreed
(i) to issue shares of Company Common Stock in accordance with the terms hereof and (ii) to cancel all previously issued and outstanding shares of Company Common Stock upon the effectiveness of the Merger.

         (b) On and after the Effective Date, there shall be no registrations of transfers on the stock transfer books of Interim or Pennwood Savings of shares of Interim

Common Stock or Pennwood Savings Common Stock which were outstanding immediately prior to the Effective Date.

    4.   EXCHANGE OF SHARES.

         (a) At or after the Effective Date, each holder of a certificate or certificates theretofore evidencing issued and outstanding shares of Pennwood Savings Common Stock, upon surrender of the same to an agent, duly appointed by the Company ("Exchange Agent"), shall be entitled to receive in exchange therefor a certificate or certificates representing the number of full shares of Company Common Stock for which the shares of Pennwood Savings Common Stock theretofore represented by the certificate or certificates so surrendered shall have been converted as provided in Section 3 hereof. The Exchange Agent shall mail to each holder of record of an outstanding certificate which immediately prior to the Effective Date evidenced shares of Pennwood Savings Common Stock, and which is to be exchanged for Company Common Stock as provided in Section 3 hereof, a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such certificate shall pass, only upon delivery of such certificate to the Exchange Agent) advising such holder of the terms of the exchange effected by the Merger and of the procedure for surrendering to the Exchange Agent such certificate in exchange for a certificate or certificates evidencing Company Common Stock.

         (b) After the Effective Date, certificates representing shares of Pennwood Savings Common Stock shall be treated as evidencing ownership of the number of full shares of Company Common Stock into which the shares of Pennwood Savings Common Stock represented by such certificates shall have been converted by virtue of the Merger, notwithstanding the failure on the part of the holder thereof to surrender such certificates.

         (c) If any certificate evidencing shares of Company Common Stock is to be issued in a name other than that in which the certificate evidencing Pennwood Savings Common Stock surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a certificate for shares of Company Common Stock in any name other than that of the registered holder of the certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

         (d) If, between the date hereof and the Effective Date, the shares of Pennwood Savings Common Stock shall be changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within said period, the exchange ratio specified in Section 3(a) hereof shall be adjusted accordingly.

    5. DISSENTING SHARES. Subject to the provisions of 7 P.S. Section 1607 of the Pennsylvania Banking Code ("Banking Code") and Subchapter D of the Pennsylvania Business Corporation Law ("BCL"), or any successors thereto, holders of shares of Pennwood Savings Common Stock shall have dissenter or appraisal rights in connection with the Merger at set forth in the BCL.

    6. NAME OF SURVIVING BANK. The name of the Surviving Bank shall be "Pennwood Savings Bank."

    7. DIRECTORS OF THE SURVIVING BANK. Upon and after the Effective Date, until changed in accordance with the Amended and Restated Articles of Incorporation and Bylaws of the Surviving Bank and applicable law, the number of directors of the Surviving Bank shall be eight. The names and addresses of those persons who, upon and after the Effective Date, shall be directors of the Surviving Bank are set forth in Schedule A hereto, which is hereby incorporated herein by reference. Each such director shall serve for the term which expires at the annual meeting of stockholders of the Surviving Bank in the year set forth after his or her respective name in Schedule A, and until a successor is elected and qualified.

    8. OFFICERS OF THE SURVIVING BANK. Upon and after the Effective Date, until changed in accordance with the Amended and Restated Articles of Incorporation and Bylaws of the Surviving Bank and applicable law, the officers of Pennwood Savings immediately prior to the Effective Date shall be the officers of the Surviving Bank.

    9. OFFICES. Upon the Effective Date, all offices of Pennwood Savings and Interim (which shall have no offices) shall be offices of the Surviving Bank. As of the Effective Date, the home office of the Surviving Bank shall remain at 683 Lincoln Avenue, Pittsburgh, Pennsylvania 15202 and the location of the other offices of the Surviving Bank shall be as set forth in Schedule B hereto, which is hereby incorporated herein by reference, except for the addition of offices authorized or the deletion of offices closed subsequent to the date hereof and the Effective Date.

    10. ARTICLES OF INCORPORATION AND BYLAWS. On and after the Effective Date, the Amended and Restated Articles of Incorporation and Bylaws of Pennwood Savings as in effect immediately prior to the Effective Date shall be the Amended and Restated Articles of Incorporation and Bylaws of the Surviving Bank until amended in accordance with the terms thereof and applicable law.

    11. SAVINGS ACCOUNTS. Upon the Effective Date, all savings accounts of Pennwood Savings, without reissue, shall be and become savings accounts of the Surviving Bank without change in their respective terms, including, without limitation, maturity, minimum required balances or withdrawal value.

    12. STOCK COMPENSATION PLANS. By voting in favor of this Agreement, the Company shall have approved adoption of Pennwood Savings' existing Employee Stock Ownership Plan (the "Plan") as a plan of the Company.

    13. STOCKHOLDER APPROVAL. The affirmative vote of the holders of two-thirds of the issued and outstanding Pennwood Savings Common Stock shall be required to approve this Agreement on behalf of Pennwood Savings and the approval of the Company, as the sole holder of Interim Common Stock, shall be required to approve this Agreement on behalf of Interim.

    14. REGISTRATION; OTHER APPROVALS. In addition to the approvals set forth in Section 2 hereof, the parties' obligations to consummate the Merger shall be subject to (i) the Company Common Stock to be issued hereunder in exchange for Pennwood Savings Common Stock being registered under the Securities Act of 1933 and registered or qualified under applicable state securities laws, except in each case to the extent that the Company relies on an applicable exemption therefrom, and (ii) the receipt of all other approvals, consents or waivers as the parties may deem necessary or advisable.

    15. INCOME TAX MATTERS. The parties hereto shall have received an opinion of counsel, satisfactory to them in form and substance, with respect to the federal income tax consequences of the Agreement and the formation of a holding company, as contemplated therein.

    16. ABANDONMENT OF AGREEMENT. This Agreement may be abandoned by each of Pennwood Savings, Interim or the Company at any time before the Effective Date in the event that (a) any action, suit, proceeding or claim has been instituted, made or threatened relating to the Agreement which shall make consummation of the transaction contemplated hereby inadvisable in the opinion of Pennwood Savings, Interim or the Company, or (b) for any other reason consummation of the transaction contemplated hereby is inadvisable in the opinion of Pennwood Savings, Interim or the Company. Such abandonment shall be effected by written notice by Pennwood Savings, Interim or the Company to the others, authorized or approved by the Board of Directors of the party giving such notice. Upon the giving of such notice, this Agreement shall be terminated and there shall be no liability hereunder or on account of such termination on the part of Pennwood Savings, Interim or the Company or the directors, officers, employees, agents or stockholders of each of them. In the event of abandonment of this Agreement, Pennwood Savings shall pay the fees and expenses incurred by itself, Interim and the Company in connection with this Agreement and the Merger.

    17. AMENDMENTS. To the extent permitted by law, this Agreement may be amended by a subsequent writing signed by the parties hereto upon the approval of the Board of Directors of each of the parties hereto; provided, however that the provisions of Section 3 hereto relating to the consideration to be exchanged for shares of Pennwood Savings Common Stock shall not be amended after the meeting of stockholders of

Pennwood Savings at which this Agreement is considered so as to decrease the amount of change the form of such consideration without the approval of such stockholders.

    18. SUCCESSORS. This Agreement shall be binding on the successors of Pennwood Savings, Interim and the Company.

    19. COUNTERPARTS. This Agreement may be executed in one or more counterparts.

    20. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the United States of America and, to the extent not governed by such laws, the laws of the Commonwealth of Pennsylvania.

    IN WITNESS WHEREOF, Pennwood Savings, Interim and the Company have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                       PENNWOOD SAVINGS BANK

Attest:


/s/ James W. Kihm                      By: /s/ Paul S. Pieffer
----------------------------           --------------------------------
James W. Kihm                          Paul S. Pieffer
Secretary                              President and Chief Executive Officer


                                       PENNWOOD BANCORP, INC.

Attest:


/s/ James W. Kihm                      By: /s/ Paul S. Pieffer
----------------------------           --------------------------------
James W. Kihm                          Paul S. Pieffer
Secretary                              President and Chief Executive Officer


                                       PENNWOOD INTERIM SAVINGS BANK
                                       (In Organization)

Attest:


/s/ James W. Kihm                      By: /s/ Paul S. Pieffer
----------------------------           --------------------------------
James W. Kihm                          Paul S. Pieffer
Secretary                              President and Chief Executive Officer

                               SCHEDULE A
                     DIRECTORS OF THE SURVIVING BANK


                                                                Terms
Name                     Residence Address                     Expires
----                     -----------------                     -------

Charles R. Frank         100 Waverly Avenue                     1998
                         Apartment 4
                         Pittsburgh, Pennsylvania 15229

Mary M. Frank            100 Waverly Avenue                     1996
                         Apartment 4
                         Pittsburgh, Pennsylvania 15229

Paul S. Pieffer          2524 Josephine Street                  1997
                         Pittsburgh, Pennsylvania 15203

John B. Mallon           8575 Babcock Boulevard                 1996
                         Pittsburgh, Pennsylvania 15237

C. Joseph Touhill        2206 Almanack Court                    1996
                         Pittsburgh, Pennsylvania 15237

Robert W. Hannan         9367 N. Florence Road                  1997
                         Pittsburgh, Pennsylvania 15237

Michael Kotyk            1017 Edgewood Road                     1997
                         New Kensington, Pennsylvania 15068

H. J. Zoffer             5620 Aylesboro Avenue                  1998
                         Pittsburgh, Pennsylvania 15217

                                      SCHEDULE B
                            OFFICES OF THE SURVIVING BANK


                                     HOME OFFICE

                                  683 Lincoln Avenue
                           Pittsburgh, Pennsylvania,  15202


                                    OTHER OFFICES

                                  125 Market Street
                           Kittanning, Pennsylvania  16201

                                   4 Hilltop Plaza
                           Kittanning, Pennsylvania  16201

                                                                    APPENDIX B
                              ARTICLES OF INCORPORATION
                                          OF
                                PENNWOOD BANCORP, INC.


                                      ARTICLE I
                                         NAME

    The name of the corporation is Pennwood Bancorp, Inc. (hereinafter referred to as the "Corporation").

                                      ARTICLE II
                                  REGISTERED OFFICE

    The address of the initial registered office of the Corporation in the Pennwood of Pennsylvania is 683 Lincoln Avenue, Pittsburgh, Pennsylvania 15202-3493.

                                     ARTICLE III
                                  NATURE OF BUSINESS

    The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Business Corporation Law of 1988, as amended, of the Pennwood of Pennsylvania (the "BCL"). The Corporation is incorporated under the provisions of the BCL.

                                      ARTICLE IV
                                    CAPITAL STOCK

    A. AUTHORIZED AMOUNT. The total number of shares of capital stock which the Corporation has authority to issue is 5,000,000 of which 1,000,000 shall be serial preferred stock, par value $.01 per share (hereinafter the "Preferred Stock"), and 4,000,000 shall be common stock, par value $.01 per share (hereinafter the "Common Stock"). Except to the extent required by governing law, rule or regulation, the shares of capital stock may be issued from time to time by the Board of Directors without further approval of stockholders. The Corporation shall have the authority to purchase its capital stock out of funds lawfully available therefor.

    B. COMMON STOCK. Except as provided in this Article IV (or in any resolution or resolutions adopted by the Board of Directors pursuant hereto), the exclusive voting power of the Corporation shall be vested in the Common Stock, with each holder thereof being entitled to one vote for each share of such Common Stock standing in the holder's name on the books of the Corporation. Subject to any rights and preferences of any class of stock having preference over the Common Stock, holders of Common Stock shall be entitled to such dividends as may be declared by the Board of Directors out of funds lawfully available therefor. Upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Common Stock shall be entitled to receive pro rata the remaining assets of the Corporation after the holders of any class of stock having preference over the Common Stock have been paid in full any sums to which they may be entitled.

    C. AUTHORITY OF BOARD TO FIX TERMS OF PREFERRED STOCK. The Board of Directors shall have the full authority permitted by law to divide the authorized and unissued shares of Preferred Stock into series and to fix by resolution full, limited, multiple or fractional, or no voting rights, and such designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights, and other special or relative rights of the Preferred Stock or any series thereof that may be desired.

    D. PREEMPTIVE RIGHTS. Except as may be provided in a resolution or resolutions of the Board of Directors providing for the issue of any series of Preferred Stock, no holder of shares of capital stock of the Corporation as such shall have any preemptive or preferential right to purchase or subscribe to any part of any new or additional issue of capital stock of any class whatsoever of the Corporation, or of securities convertible into capital stock of any class whatsoever, whether now or hereafter authorized or issued.

                                      ARTICLE V
                                     INCORPORATOR

    The name and mailing address of the sole incorporator is as follows:


                                                                 Number and
                                                                  Class of
                                                                   Shares
      Name                       Address                        Subscribed For
-------------------    -----------------------------------     ----------------

Pennwood Savings       683 Lincoln Avenue                      100 shares of
  Bank                 Pittsburgh, Pennsylvania 15202-3493     Common Stock


                                      ARTICLE VI
                                      DIRECTORS

    A. DIRECTORS AND NUMBER OF DIRECTORS. The business and affairs of the Corporation shall be managed under the direction of a Board of Directors.
Except as otherwise increased from time to time by the exercise of the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors, the number of directors of the Corporation shall be determined as stated in the Corporation's Bylaws, as may be amended from time to time.

    B. CLASSIFICATION AND TERM. The Board of Directors, other than those who may be elected by the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, shall be divided into three classes as nearly equal in number as possible, with one class to be elected annually. The term of office of the initial directors shall be as follows: the term of directors of the first class shall expire at the first annual meeting of stockholders after the effective date of these Articles of Incorporation; the term of office of the directors of the second class shall expire at the second annual meeting of stockholders after the effective date of these Articles of Incorporation; and the term of office of the third class shall expire at the third annual meeting of stockholders after the effective date of these Articles of Incorporation; and, as to directors of each class, when their respective successors are elected and qualified. At each annual meeting of stockholders, directors elected to succeed those whose terms are expiring shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders (except to the extent necessary to ensure that the Board of Directors shall be divided into three classes as nearly equal in number as possible) and when their respective successors are elected and qualified.

    C. NO CUMULATIVE VOTING. Stockholders of the Corporation shall not be permitted to cumulate their votes for the election of directors.

    D.  VACANCIES.  Except as otherwise fixed pursuant to the provisions of
Article IV hereof relating to the rights of the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect directors, any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, shall be filled by a majority vote of the directors then in office, whether or not a quorum is present, or by a sole remaining director, and any director so chosen shall serve until the term of the class to which he was appointed shall expire and until his successor is elected and qualified. When the number of directors is changed, the Board of Directors shall determine the class or classes to which the increased or decreased number of directors shall be apportioned, provided that no decrease in the number of directors shall shorten the term of any incumbent director.

    E. REMOVAL. Except as otherwise required by law, and subject to the rights of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect directors, any director (including persons elected by directors to fill vacancies in the Board of Directors) may be removed from office by stockholders only for cause and only upon the affirmative vote of not less than a majority of the total votes eligible to be cast by stockholders at a duly constituted meeting of stockholders called expressly for such purpose. Cause for removal shall exist only if the director whose removal is proposed has been either declared of unsound mind by an order of a court of competent jurisdiction, convicted of a felony or of an offense punishable by imprisonment for a term of more than one year by a court of competent jurisdiction, or deemed liable by a court of competent jurisdiction for gross negligence or misconduct in the performance of such director's duties to the Corporation.

                                     ARTICLE VII
                  MEETINGS OF STOCKHOLDERS; ACTION WITHOUT A MEETING

    A. SPECIAL MEETINGS OF STOCKHOLDERS Except as otherwise required by law, and subject to the rights of the holders of any class or series of Preferred Stock, special meetings of stockholders may be called only by the Board of Directors of the Corporation pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office.

    B. ACTION WITHOUT A MEETING. An action permitted to be taken by the stockholders of the Corporation at a meeting of stockholders may be taken without a meeting only if a unanimous written consent setting forth the action so taken is signed by all stockholders who would be entitled to vote at a meeting for such purpose and such consent is filed with the Secretary of the Corporation as part of the corporate records.

                                     ARTICLE VIII
                         LIABILITY OF DIRECTORS AND OFFICERS

    The personal liability of the directors and officers of the Corporation for monetary damages for conduct in their capacities as such shall be eliminated to the fullest extent permitted by the BCL as it exists on the effective date of these Articles of Incorporation or as such law may be thereafter in effect. No amendment, modification or repeal of this Article VIII, nor the adoption of any provision of these Articles of Incorporation inconsistent with this Article VIII, shall adversely affect the rights provided hereby with respect to any claim, issue or matter in any proceeding that is based in any respect on any alleged action or failure to act prior to such amendment, modification, repeal or adoption.

                                      ARTICLE IX
                      RESTRICTIONS ON OFFERS AND ACQUISITIONS OF
                         THE CORPORATIONS' EQUITY SECURITIES


    A.  DEFINITIONS.

         (a) ACQUIRE. The term "Acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise.

         (b) ACTING IN CONCERT. The term "Acting in Concert" means (a) knowing participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement, or (b) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

         (c) AFFILIATE. An "Affiliate" of, or a Person "affiliated with," a specified Person, means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

         (d) ASSOCIATE. The term "Associate" used to indicate a relationship with any Person means:

              (i) Any corporation or organization (other than the Corporation or a Subsidiary of the Corporation), or any subsidiary or parent thereof, of which such Person is a director, officer or partner or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity securities;

              (ii) Any trust or other estate in which such Person has a 10% or greater beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, provided, however, such term shall not include any employee stock benefit plan of the Corporation or a Subsidiary of the Corporation in which such Person has a 10% or greater beneficial interest or serves as a trustee or in a similar fiduciary capacity;

              (iii) Any relative or spouse of such Person (or any relative of such spouse) who has the same home as such Person or who is a director or officer of the Corporation or a Subsidiary of the Corporation (or any subsidiary or parent thereof); or

              (iv) Any investment company registered under the Investment Company Act of 1940 for which such Person or any Affiliate or Associate of such Person serves as investment advisor.

         (e) BENEFICIAL OWNER (INCLUDING BENEFICIALLY OWNED). A Person shall be considered the "Beneficial Owner" of any shares of stock (whether or not owned of record):

              (i) With respect to which such Person or any Affiliate or Associate of such Person directly or indirectly has or shares (A) voting power, including the power to vote or to direct the voting of such shares of stock, and/or (B) investment power, including the power to dispose of or to direct the disposition of such shares of stock;

              (ii) Which such Person or any Affiliate or Associate of such Person has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, and/or (B) the right to vote pursuant to any agreement, arrangement or understanding (whether such right is exercisable immediately or only after the passage of time); or

              (iii) Which are Beneficially Owned within the meaning of (i) or
         (ii) of this Article IXA(e) by any other Person with which such first-mentioned Person or any of its Affiliates or Associates either
         (A) has any agreement, arrangement or understanding, written or oral, with respect to acquiring, holding, voting or disposing of any shares of stock of the Corporation or any Subsidiary of the Corporation or acquiring, holding or disposing of all or substantially all, or any Substantial Part, of the assets or business of the Corporation or a Subsidiary of the Corporation, or (B) is Acting in Concert. For the purpose only of determining whether a Person is the Beneficial Owner of a percentage specified in this Article IX of the outstanding Voting Shares, such shares shall be deemed to include any Voting Shares which may be issuable pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants, options or otherwise and which are deemed to be Beneficially Owned by such Person pursuant to the foregoing provisions of this Article IXA(e), but shall not include any other Voting Shares which may be issuable in such manner.

         (f) OFFER. The term "Offer" shall mean every offer to buy or acquire, solicitation of an offer to sell, tender offer or request or invitation for tender of, a security or interest in a security for value; provided that the term "Offer" shall not include (i) inquiries directed solely to the management of the Corporation and not intended to be communicated to stockholders which are designed to elicit an indication of management's receptivity to the basic structure of a potential acquisition with respect to the amount of cash and or securities, manner of acquisition and formula for determining price, or (ii) non-binding expressions of understanding or letters of intent with the management of the Corporation regarding the basic structure of a potential acquisition with respect to the amount of cash and or securities, manner of acquisition and formula for determining price.

         (g) PERSON. The term "Person" shall mean any individual, partnership, corporation, association, trust, group or other entity. When two or more Persons act as a partnership, limited partnership, syndicate, association or other group for the purpose of acquiring, holding or disposing of shares of stock, such partnership, syndicate, associate or group shall be deemed a "Person."

         (h) SUBSTANTIAL PART. The term "Substantial Part" as used with reference to the assets of the Corporation or of any Subsidiary means assets having a value of more than 10% of the total consolidated assets of the Corporation and its Subsidiaries as of the end of the Corporation's most recent fiscal year ending prior to the time the determination is being made.

         (i) SUBSIDIARY. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Person in question.

         (j) VOTING SHARES. "Voting Shares" shall mean shares of the Corporation entitled to vote generally in an election of directors.

         (k) CERTAIN DETERMINATIONS WITH RESPECT TO ARTICLE IX. A majority of the directors shall have the power to determine for the purposes of this Article IX, on the basis of information known to them and acting in good faith: (A) the number of Voting Shares of which any Person is the Beneficial Owner, (B) whether a Person is an Affiliate or Associate of another, (C) whether a Person has an agreement, arrangement or understanding with another as to the matters referred to in the definition of "Beneficial Owner" as hereinabove defined, and (D) such other matters with respect to which a determination is required under this
Article IX.

         (l) DIRECTORS, OFFICERS OR EMPLOYEES. Directors, officers or employees of the Corporation or any Subsidiary thereof shall not be deemed to be a group with respect to their individual acquisitions of any class of equity securities of the Corporation solely as a result of their capacities as such.

    B. RESTRICTIONS. For a period of five years from the effective date of the reorganization of Pennwood Savings Bank (the "Bank") as a subsidiary of the Corporation, no Person shall directly or indirectly Offer to acquire or acquire the Beneficial Ownership of (i) more than 10% of the issued and outstanding shares of any class of an equity security of the Corporation, or (ii) any securities convertible into, or exercisable for, any equity securities of the Corporation if, assuming conversion or exercise by such Person of all securities of which such Person is the Beneficial Owner which are convertible into, or exercisable for, such equity securities (but of no securities convertible into, or exercisable for, such equity securities of which such Person is not the Beneficial Owner), such Person would be the Beneficial Owner of more than 10% of any class of an equity security of the Corporation.

    C. EXCLUSIONS. The foregoing restrictions shall not apply to (i) any Offer with a view toward public resale made exclusively to the Corporation by underwriters or a selling group acting on its behalf, (ii) any tax qualified employee benefit plan or arrangement established by the Corporation or a Subsidiary of the Corporation and any trustee of such a plan or arrangement, and
(iii) any other Offer or acquisition approved in advance by the affirmative vote of 80% of the members of the Corporation's Board of Directors then in office.

    D.  REMEDIES.  In the event that shares are acquired in violation of this
Article IX, all shares Beneficially Owned by any Person in excess of 10% shall be considered "Excess Shares" and shall not be counted as shares entitled to vote and shall not be voted by any Person or counted as Voting Shares in connection with any matters submitted to stockholders for a vote, and the Board of Directors may cause such Excess Shares to be transferred to an independent trustee for sale on the open market or otherwise, with the expenses of such trustee to be paid out of the proceeds of the sale.

                                      ARTICLE X
                    APPLICABILITY OF CERTAIN PROVISIONS OF THE BCL

    Section 1715 and Subchapter G, "Control-Share Acquisitions," of Chapter 25 of the BCL, and in each case any successor to such provisions, shall not apply to the Corporation.

                                      ARTICLE XI
                                      AMENDMENT

    The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred upon stockholders herein are granted subject to this reservation. No amendment, addition, alteration, change or repeal of these Articles of Incorporation shall be made unless it is first approved by the Board of Directors of the Corporation pursuant to a resolution adopted by the affirmative vote of a majority of the directors then in office, and, to the extent required by applicable law, thereafter is approved by the holders of a majority (except as provided below) of the shares of the Corporation entitled to vote generally in an election of directors, voting together as a single class, as well as such additional vote of the Preferred Stock as may be required by the provisions of any series thereof. Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of the holders of at least 75% of the shares of the Corporation entitled to vote generally in an election of directors, voting together as a single class, as well as such additional vote of the Preferred Stock as may be required by the provisions of any series thereof, shall be required to amend, adopt, alter, change or repeal any provision inconsistent with Articles VI, VII, VIII, IX and XI hereof which is not approved by the affirmative vote of 80% of the Corporation's Board of Directors then in office.

    THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the Business Corporation Law of 1988, as amended, of the Pennwood of Pennsylvania through these Articles of Incorporation, has caused these Articles of Incorporation to be signed by its President and Chief Executive Officer, who hereby declares and certifies that the facts herein stated are true and who has hereunto set his hand this 22nd day of February 1996.


ATTEST   PENNWOOD SAVINGS BANK



/s/ James W. Kihm                      By:  /s/ Paul S. Pieffer
------------------------------         ----------------------------------------
James W. Kihm, Secretary               Paul S. Pieffer, President
                                        and Chief Executive Officer

                                                                     APPENDIX C

                                     BYLAWS
                                       OF
                             PENNWOOD BANCORP, INC.

                                   SECTION I
                                    OFFICES

    1.1 REGISTERED OFFICE AND REGISTERED AGENT. The registered office of Pennwood Bancorp, Inc. ("Corporation") shall be located in the Commonwealth of Pennsylvania at such place as may be fixed from time to time by the Board of Directors upon filing of such notices as may be required by law, and the registered agent shall have a business office identical with such registered office.

    1.2 OTHER OFFICES. The Corporation may have other offices within or outside the Commonwealth of Pennsylvania at such place or places as the Board of Directors may from time to time determine.

                                   SECTION II
                             STOCKHOLDERS' MEETINGS

    2.1 PLACE OF MEETINGS. All meetings of the stockholders shall be held at such place within or without the Commonwealth of Pennsylvania as shall be determined by the Board of Directors.

    2.2 ANNUAL MEETINGS. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year on the third Wednesday of October at the hour of 6:00 p.m., if not a legal holiday, and if a legal holiday, then on the day following, at the same hour, or at such other date and time as may be determined by the Board of Directors and stated in the notice of such meeting.

    2.3 ORGANIZATION AND CONDUCT. Each meeting of the stockholders shall be presided over by the Chairman, or if the Chairman is not present, by the Vice-Chairman, or if both are not present, the President, or if all of the above are not present, by such other director as designated by the Board of Directors. The Secretary, or in his absence a temporary Secretary, shall act as secretary of each meeting of the stockholders. In the absence of the Secretary and any temporary Secretary, the chairman of the meeting may appoint any person present to act as secretary of the meeting. The chairman of any meeting of the stockholders, unless prescribed by law or regulation or unless the Board of Directors has otherwise determined, shall determine the order of the business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussions as shall be deemed appropriate by him in his sole discretion.

    2.4  NOTICE.

    (a) Written notice of every meeting of stockholders shall be given by, or at the direction of, the Secretary of the Corporation or other authorized person to each stockholder of record entitled to vote at the meeting at least
(i) ten days prior to the day named for a meeting that will consider a fundamental change under Chapter 19 of the Pennsylvania Business Corporation Law ("BCL"), or any successor thereto, or (ii) five days prior to the day named for a meeting in any other case. A notice of meeting shall specify the place, day and hour of the meeting, and in the case of a special meeting the general nature of the business to be transacted thereat, as well as any other information required by law.

    (b) When a meeting of stockholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the Board of Directors fixes a new record date for the adjourned meeting or notice of the business to be transacted is required to be given by applicable law and such notice previously has not been given.

    2.5 RECORD DATE. The Board of Directors may fix in advance a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, such date to be not more than 90 days and not less than (i) ten days in the case of a meeting that will consider a fundamental change under Chapter 19 of the BCL, or any successor thereto, or (ii) five days in the case of a meeting for any other purpose, prior to the date of the meeting established by the Board of Directors.

    2.6 VOTING LIST. The officer or agent having charge of the transfer books for shares of the Corporation shall make a complete list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order, with the address of and number of shares held by each. The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting for the purposes thereof.

    2.7  QUORUM.  Except as otherwise required by law:

    (a) The presence of stockholders entitled to vote at least a majority of the votes that all stockholders are entitled to cast on a particular matter to be acted upon at a meeting of stockholders shall constitute a quorum for the purposes of consideration and action on the matter.

    (b) The stockholders present at a duly organized meeting can continue to do business until adjournment notwithstanding the general withdrawal of enough stockholders to leave less than a quorum.

    2.8  VOTING OF SHARES.

    (a) Except as otherwise provided in these Bylaws or to the extent that voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation, each stockholder, on each matter submitted to a vote at a meeting of stockholders, shall have one vote for each share of stock registered in his name on the books of the Corporation.

    (b) Except as otherwise provided by law or paragraph (c) of this Section 2.8, any corporate action to be taken by vote of the stockholders of the Corporation shall be authorized by receiving the affirmative vote of a majority of the votes cast by all stockholders entitled to vote thereon and, if any stockholders are entitled to vote thereon as a class, upon receiving the affirmative vote of a majority of the votes cast by stockholders entitled to vote as a class.

    (c) Directors are to be elected by a plurality of votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. If, at any meeting of the stockholders, due to a vacancy or vacancies or otherwise, directors of more than one class of the Board of Directors are to be elected, each class of directors to be elected at the meeting shall be elected in a separate election by a plurality vote.

    2.9 PROXIES. Every stockholder entitled to vote at a meeting of stockholders may authorize another person to act for him by a proxy duly executed by the stockholder or his duly authorized attorney-in-fact. The presence of, or vote or other action at a meeting of stockholders, by a proxy of a stockholder shall constitute the presence of, or vote or other action by, the stockholder for all purposes. No proxy shall be valid after three years from the date of execution unless a longer time is expressly provided therein.

    2.10 PROPOSALS. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be
(a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, or (b) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not later than ninety days prior to the anniversary date of the mailing of proxy materials by the Corporation in connection with the immediately preceding annual meeting of stockholders of the Corporation or, in the case of the first annual meeting of stockholders of the Corporation following its acquisition of all of the outstanding capital stock of Pennwood Savings Bank, not later than the close of business on the tenth day following the day on which notice of the date of the scheduled annual meeting was mailed. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.10, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. This provision is not a limitation on any other applicable laws and regulations.

    2.11 JUDGES OF ELECTION.

    (a) For each meeting of stockholders, the Board of Directors may appoint judges of election, who need not be stockholders, to act at the meeting or any adjournment thereof. If judges of election are not so appointed, the presiding officer of the meeting may, and on the request of any stockholder shall, appoint judges of election at the meeting. The number of judges shall be one or three. A person who is a candidate for office to be filled at the meeting shall not act as a judge.

    (b) The judges of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all stockholders. The judges of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

                                  SECTION III
                              BOARD OF DIRECTORS

    3.1 NUMBER AND POWERS. The business affairs of the Corporation shall be managed under the direction of a Board of Directors of not less than five nor more than 15, as set from time to time by resolution of the Board of Directors. Directors need not be stockholders or residents of the Commonwealth of Pennsylvania. In addition to the powers and authorities expressly conferred upon it by these Bylaws and the Articles of Incorporation, all such powers of the Corporation as are not by statute or by the Corporation's Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders may be exercised by or under the authority of the Board of Directors.

    3.2 CLASSIFICATION AND TERMS. The classification and terms of the directors shall be as set forth in the Corporation's Articles of Incorporation, which provisions are incorporated herein with the same effect as if they were set forth herein.

    3.3 VACANCIES. All vacancies in the Board of Directors shall be filled in the manner provided in the Corporation's Articles of Incorporation, which provisions are incorporated herein with the same effect as if they were set forth herein.

    3.4 REMOVAL OF DIRECTORS. Directors may be removed in the manner provided in the Corporation's Articles of Incorporation, which provisions are incorporated herein with the same effect as if they were set forth herein.

    3.5 REGULAR MEETINGS. Regular meetings of the Board of Directors or any committee may be held without notice at the principal place of business of the Corporation or at such other place or places, either within or without the Commonwealth of Pennsylvania, as the Board of Directors or such committee, as the case may be, may from time to time appoint or as may be designated in the notice of the meeting. A regular meeting of the Board of Directors shall be held without notice immediately after the annual meeting of stockholders.

    3.6  SPECIAL MEETINGS.

         (a) Special meetings of the Board of Directors may be called at any time by the Chairman, the Vice-Chairman, the President or by a majority of the authorized number of directors, to be held at the principal place of business of the Corporation or at such other place or places as the Board of Directors or the person or persons calling such meeting may from time to time designate. Written notice of all special meetings of the Board of Directors shall be given to each director by five days' service of the same. Such notice need not specify the business to be transacted at, nor the purpose of, the meeting.

         (b) Special meetings of any committee may be called at any time by such person or persons and with such notice as shall be specified for such committee by the Board of Directors, or in the absence of such specification, in the manner and with the notice required for special meetings of the Board of Directors.

    3.7 ACTION OF DIRECTORS BY COMMUNICATIONS EQUIPMENT. One or more persons may participate in a meeting of directors, or of a committee thereof, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

    3.8 QUORUM OF AND ACTION BY DIRECTORS. A majority of the Board of Directors then in office shall be necessary at all meetings to constitute a quorum for the transaction of business and the acts of a majority of the directors present and voting at a meeting at which a quorum is present shall be the acts of the Board of Directors. Every director of the Corporation shall be entitled to one vote.

    3.9 REGISTERING DISSENT. A director who is present at a meeting of the Board of Directors or of a committee thereof, at which action on a corporate matter is taken on which the director is generally competent to act, shall be presumed to have assented to such action unless his dissent is entered in the minutes of the meeting, or unless he files his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or unless he delivers his dissent in writing to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

    3.10 ACTION BY DIRECTORS WITHOUT A MEETING. Any action which may be taken at a meeting of the directors, or of a committee thereof, may be taken without a meeting if, prior or subsequent to the action, a consent or consents in writing, setting forth the action so taken or to be taken, is signed by all of the directors in office, or by all of the members of the committee, as the case may be, and filed with the Secretary of the Corporation. Such consent shall have the same effect as a unanimous vote.

    3.11 COMPENSATION OF DIRECTORS. The Board of Directors shall have the authority to fix the compensation of directors for their services as directors and a director may be a salaried officer of the Corporation.

    3.12 NOMINATIONS OF DIRECTORS Subject to the rights of holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or committee appointed by the Board of Directors or by any stockholder entitled to vote generally in an election of directors. However, any stockholder entitled to vote generally in an election of directors may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid to the Secretary of the Corporation not later than (i) ninety days prior to the anniversary date of the mailing of proxy materials by the Corporation in connection with the immediately preceding annual meeting of stockholders of the Corporation or, in the case of the first annual meeting of stockholders of the Corporation following its acquisition of all of the outstanding capital stock of Pennwood Savings Bank, the close of business on the tenth day following the day on which notice of the date of the scheduled annual meeting was mailed, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (e) the consent of each nominee to serve as a director of the Corporation if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

                                   SECTION IV
                         EXECUTIVE AND OTHER COMMITTEES

    4.1  EXECUTIVE COMMITTEE.

    (a) The Board of Directors may appoint from the Board of Directors an Executive Committee of not less than three members, and may delegate to such committee, except as otherwise provided by law or the Articles of Incorporation, the powers of the Board of Directors in the management of the business and affairs of the Corporation in the intervals between meetings of the Board of Directors in all cases in which specific directions shall not have been given by the Board, as well as the power to authorize the seal of the Corporation to be affixed to all papers which may require it.

    (b) Meetings of the Executive Committee shall be held at such times and places as the Chairman of the Executive Committee may determine. The Executive Committee, by a vote of a majority of its members, may appoint a Chairman and fix its rules of procedure, determine its manner of acting and specify what notice, if any, of meetings shall be given, except as otherwise set forth in these Bylaws or as the Board of Directors shall by resolution otherwise provide.

    (c) The Executive Committee shall keep minutes of all business transacted by it. All completed action by the Executive Committee shall be reported to the Board of Directors at its meeting next succeeding such action or at its meeting held in the month following the taking of such action, and shall be subject to revision or alteration by the Board of Directors.

    4.2 AUDIT COMMITTEE. The Board of Directors shall designate not less than three members of the Board of Directors who are not employed by the Corporation to constitute an Audit Committee, which shall receive and evaluate internal and independent auditor's reports, monitor the Corporation's adherence in accounting and financial reporting to generally accepted accounting principles and perform such other duties as may be delegated to it by the Board of Directors. Meetings of the Audit Committee shall be held at such times and places as the Chairman of the Audit Committee may determine. The Audit Committee, by a vote of a majority of its members, may fix its rules of procedure, determine its manner of acting and specify what notice, if any, of meetings shall be given, except as otherwise set forth in these Bylaws or as the Board of Directors shall by resolution otherwise provide.

    4.3 OTHER COMMITTEES. The Board may, by resolutions passed by a majority of the Board of Directors, designate members of the Board to constitute other committees, which shall in each case consist of one or more directors and shall have and may execute such powers as may be determined and specified in the respective resolutions appointing them. A majority of all the members of any such committee may fix its rules of procedure, determine its manner of acting and fix the time and place of its meetings and specify what notice thereof, if any, shall be given, except as otherwise set forth in these Bylaws or as the Board of Directors shall by resolution otherwise provide.

    4.4 TERM. A majority of the Board of Directors shall have the power to change the membership of any committee of the Board of Directors at any time, to fill vacancies therein and to discharge any such committee or to remove any member thereof, either with or without cause, at any time.

                                   SECTION V
                                   OFFICERS

    5.1 DESIGNATIONS. The Board of Directors shall annually appoint a Chairman of the Board, a Vice-Chairman of the Board, a President, a Secretary, a Treasurer and such other officers as the Board of Directors may from time to time deem appropriate.

    5.2 POWERS AND DUTIES. The officers of the Corporation shall have such authority and perform such duties as are specified in these Bylaws and as the Board of Directors may from time to time authorize or determine. In the absence of action by the Board of Directors, the officers shall have such powers and duties as generally pertain to their respective offices.

    5.3 CHAIRMAN OF THE BOARD. The Chairman of the Board, who shall be chosen from among the directors, shall preside at all meetings of the Board of Directors and stockholders. He shall supervise the carrying out of the policies adopted or approved by the Board of Directors.

    5.4 VICE-CHAIRMAN OF THE BOARD. The Vice-Chairman of the Board, who shall be chosen from among the directors, shall preside at all meetings of the Board of Directors and stockholders at which the Chairman of the Board is absent. In the absence of the Chairman, the Vice Chairman shall also supervise the carrying out of the policies adopted or approved by the Board of Directors.

    5.5 PRESIDENT. The President shall, in the absence of the Chairman of the Board and the Vice-Chairman of the Board, preside at all meetings of the Board of Directors and stockholders. The President shall have general executive powers and shall have and may exercise any and all other powers and duties pertaining by law, regulations or practice to the office of President, or imposed by these Bylaws.

    5.6 SECRETARY. The Secretary shall keep the minutes of the meetings of the stockholders and the Board of Directors and shall give notice of all such meetings as required in these Bylaws, the Corporation's Articles of Incorporation or by law. The Secretary shall have custody of such minutes, the seal of the Corporation and the stock certificate records of the Corporation, except to the extent some other person is authorized to have custody and possession thereof by a resolution of the Board of Directors.

    5.7 TREASURER. The Treasurer shall keep, or cause to be kept, the fiscal accounts of the Corporation, including an account of all monies received or disbursed.

    5.8 TERM; REMOVAL. Each officer of the Corporation shall hold office for a term of one year and until his successor has been selected and qualified or until his earlier death resignation or removal. Any officer or agent of the Corporation may be removed at any time, with or without cause, by the Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

    5.9 COMPENSATION. The officers of the Corporation shall receive such salary or compensation as may be determined by or under authority of the Board of Directors.

    5.10 DELEGATION. In the case of absence or inability to act of any officer of the Corporation and of any person herein authorized to act in his place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer or any director or other person whom it may select.

    5.11 VACANCIES. Vacancies in any office arising from any cause may be filled by the Board of Directors at any regular or special meeting of the Board.

    5.12 BONDS. The Board of Directors may, by resolution, require any and all of the officers to give bonds to the Corporation, with sufficient surety or sureties, conditioned for the faithful performance of the duties of their respective offices, and to comply with such other conditions as may from time to time be required by the Board of Directors.

                                   SECTION VI
                                INDEMNIFICATION


    6.1 THIRD PARTY ACTIONS. The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful, provided that the Corporation shall not be liable for any amounts which may be due to any such person in connection with a settlement of any action or proceeding effected without its prior written consent or any action or proceeding initiated by any such person (other than an action or proceeding to enforce rights to indemnification hereunder).

    6.2 DERIVATIVE AND CORPORATE ACTIONS. The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of the action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, provided that the Corporation shall not be liable for any amounts which may be due to any such person in connection with a settlement of any action or proceeding affected without its prior written consent. Indemnification shall not be made under this Section 6.2 in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the Corporation unless and only to the extent that the court of common pleas of the judicial district embracing the county in which the registered office of the Corporation is located or the court in which the action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court of common pleas or other court deems proper.

    6.3 MANDATORY INDEMNIFICATION. To the extent that a representative of the Corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in Section 6.1 or Section 6.2 or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

    6.4 PROCEDURE FOR EFFECTING INDEMNIFICATION. Unless ordered by a court, any indemnification under Section 6.1 or Section 6.2 shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the representative is proper in the circumstances because he has met the applicable standard of conduct set forth in those sections. The determination shall be made:

    (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding;

    (2) if such a quorum is not obtainable, or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

    (3)  by the stockholders.

    6.5 ADVANCING EXPENSES. Expenses (including attorneys' fees) incurred in defending any action or proceeding referred to in this Section VI shall be paid by the Corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he is not entitled to be indemnified by the Corporation as authorized in this Section VI or otherwise.

    6.6 INSURANCE. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a representative of the Corporation or is or was serving at the request of the Corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against that liability under the provisions of this Section VI.

    6.7 MODIFICATION. The duties of the Corporation to indemnify and to advance expenses to a director or officer provided in this Section VI shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this Section VI shall alter, to the detriment of such person, the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment or repeal.

                                  SECTION VII
                                 CAPITAL STOCK

    7.1 CERTIFICATES. Certificates of stock shall be issued in numerical order, and each stockholder shall be entitled to a certificate signed by the President or a Vice President, and the Secretary or the Treasurer, or in such other manner as the Corporation may determine, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of such officers may be facsimiles if the certificate is manually signed on behalf of a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. If an officer who has signed or whose facsimile signature has been placed upon such certificate ceases to be an officer before the certificate is issued, it may be issued by the Corporation with the same effect as if the person were an officer on the date of issue. Each certificate of stock shall state:

         (a) that the Corporation is incorporated under the laws of the Commonwealth of Pennsylvania;

         (b)  the name of the person to whom issued;

         (c) the number and class of shares and the designation of the series, if any, which such certificate represents; and

         (d) the par value of each share represented by such certificate, or a statement that such shares are without par value.

    7.2  TRANSFERS.

         (a) Transfers of stock shall be made only upon the stock transfer books of the Corporation, kept at the registered office of the Corporation or at its principal place of business, or at the office of its transfer agent or registrar, and before a new certificate is issued the old certificate shall be surrendered for cancellation. The Board of Directors may, by resolution, open a share register in any state of the United States, and may employ an agent or agents to keep such register, and to record transfers of shares therein.

         (b) Shares of stock shall be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificate or an assignment separate from the certificate, or by a written power of attorney to sell, assign and transfer the same, signed by the holder of said certificate. No shares of stock shall be transferred on the books of the Corporation until the outstanding certificates therefor have been surrendered to the Corporation.

    7.3 REGISTERED OWNER. Registered stockholders shall be treated by the Corporation as the holders in fact of the stock standing in their respective names and the Corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided below or by the laws of the Commonwealth of Pennsylvania. The Board of Directors may adopt by resolution a procedure whereby a stockholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in the name of such stockholder are held for the account of a specified person or persons. The resolution shall set forth:

         (a)  The classification of shareholder who may certify;

         (b)  The purpose or purposes for which the certification may be made;

         (c) The form of certification and information to be contained therein;

         (d) If the certification is with respect to a record date, the time after the record date within which the certification must be received by the Corporation; and

         (e) Such other provisions with respect to the procedure as are deemed necessary or desirable.

    Upon receipt by the Corporation of a certification complying with the above requirements, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the stockholder making the certification.

    7.4 MUTILATED, LOST OR DESTROYED CERTIFICATES. In case of any mutilation, loss or destruction of any certificate of stock, another may be issued in its place upon receipt of proof of such mutilation, loss or destruction. The Board of Directors may impose conditions on such issuance and may require the giving of a satisfactory bond or indemnity to the Corporation in such sum as they might determine, or establish such other procedures as they deem necessary.

    7.5 FRACTIONAL SHARES OR SCRIP. The Corporation may (a) issue fractions of a share which shall entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Corporation in the event of liquidation; (b) arrange for the disposition of fractional interests by those entitled thereto; (c) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such shares are determined; or (d) issue scrip in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip aggregating a full share.

                                  SECTION VIII
                           FISCAL YEAR; ANNUAL AUDIT

    The fiscal year of the Corporation shall end on the 30th day of June of each year. The Corporation shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the Board of Directors or the Audit Committee of the Board of Directors. The appointment of such accountants shall be subject to annual ratification by the stockholders.

                                   SECTION IX
                             DIVIDENDS AND FINANCE

    9.1 DIVIDENDS. Dividends may be declared by the Board of Directors and paid by the Corporation in accordance with the conditions and subject to the limitations imposed by the laws of the Commonwealth of Pennsylvania. The Board of Directors may declare dividends payable only to stockholders of record at the close of business on any business day not more than 90 days prior to the date on which the dividend is paid.

    9.2 DEPOSITORIES. The monies of the Corporation shall be deposited in the name of the Corporation in such bank or banks or trust company or trust companies as the Board of Directors shall designate, and shall be drawn out only by check or other order for payment of money signed by such persons and in such manner as may be determined by resolution of the Board of Directors.

                                   SECTION X
                                    NOTICES

    10.1 NOTICE. Whenever written notice is required to be given to any person pursuant to these Bylaws, it may be given to the person either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answerback received) or courier service, charges prepaid, or by facsimile transmission, to his address (or to his telex, TWX or facsimile number), in the case of stockholders, appearing on the books of the Corporation or, in the case of directors, supplied by them to the Corporation for the purpose of notice or, in the case of the Corporation, at the address of its principal executive offices. If the notice is sent by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to that person or, in the case of telex or TWX, when dispatched.

    10.2 WRITTEN WAIVER OF NOTICE. Whenever any written notice is required to be given under these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice. Neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of the meeting.

    10.3 WAIVER OF NOTICE BY ATTENDANCE. Attendance of a person at any meeting shall constitute a waiver of notice of the meeting except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

                                   SECTION XI
                                      SEAL

    The corporate seal of the Corporation shall be in such form and bear such inscription as may be adopted by resolution of the Board of Directors, or by usage of the officers on behalf of the Corporation.

                                  SECTION XII
                               BOOKS AND RECORDS

    The Corporation shall keep correct and complete books and records of account and shall keep minutes and proceedings of meetings of its stockholders and Board of Directors;

and it shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each. Any books, records and minutes may be in written form or any other form capable of being converted into written form within a reasonable time.

                                  SECTION XIII
                                   AMENDMENTS

    The Board of Directors, to the extent permitted by law, or stockholders may adopt, alter, amend or repeal the Bylaws of the Corporation. Such action by the Board of Directors shall require the affirmative vote of a majority of the directors then in office at any regular or special meeting of the Board of Directors. Such action by the stockholders shall require the affirmative vote of the holders of a majority of the shares of the Corporation entitled to vote generally in an election of directors, voting together as a single class, as well as such additional vote of the Preferred Stock as may be required by the provisions of any series thereof, provided that the affirmative vote of the holders of at least 75% of the shares of the Corporation entitled to vote generally in an election of directors, voting together as a single class, as well as such additional vote of the Preferred Stock as may be required by the provisions of any series thereof, shall be required to amend, adopt, alter, change or repeal any provision of these Bylaws which is inconsistent with Articles VI, VII, VIII, IX and XI of the Articles of Incorporation of the Corporation and which is not approved by the affirmative vote of 80% of the members of the Corporation's Board of Directors then in office.

                                                                APPENDIX D


                       PENNSYLVANIA BUSINESS CORPORATION LAW

                           SUBCHAPTER D. DISSENTERS RIGHTS

   1571 APPLICATION AND EFFECT OF SUBCHAPTER.--(a) General rule.--Except as otherwise provided in subsection (b), any shareholder of a business corporation shall have the right to dissent from, and to obtain payment of the fair value of his shares in the event of, any corporate action, or to otherwise obtain fair value for his shares, where this 1 part expressly provides that a shareholder shall have the rights and remedies provided in this subchapter. See:
   Section 1906(c) (relating to dissenters rights upon special treatment).
   Section 1930 (relating to dissenters rights).
   Section 1931(d) (relating to dissenters rights in share exchanges).
   Section 1932(c) (relating to dissenters rights in asset transfers).
   Section 1952(d) (relating to dissenters rights in division).
   Section 1962(c) (relating to dissenters rights in conversion).
   Section 2104(b) (relating to procedure).
   Section 2324 (relating to corporation option where a restriction on transfer of a security is held invalid).
   Section 2325(b) (relating to minimum vote requirement).
   Section (2)2704(c) (relating to dissenters rights upon election).
   SECTION 2705(d) (RELATING TO DISSENTERS RIGHTS UPON RENEWAL OF ELECTION).
   Section 2907(a) (relating to proceedings to terminate breach of qualifying conditions).
   SECTION 7104(b)(3) (RELATING TO PROCEDURE).
   (b) Exceptions.--(1) Except as otherwise provided in paragraph (2), the holders of the shares of any class or series of shares that, at the record date fixed to determine the shareholders entitled to notice of and to vote at the meeting at which a plan specified in any of section 1930, 1931(d), 1932(c) or 1952(d) is to be voted on, are either:
   (i)   listed on a national securities exchange; or
   (ii)  held of record by more than 2,000 shareholders;

shall not have the right to obtain payment of the fair value of any such shares under this subchapter.
   (2) Paragraph (I) shall not apply to and dissenters rights shall be available without REGARD TO THE exception PROVIDED IN THAT PARAGRAPH in the case of:
   (i) Shares converted by a plan if the shares are not converted solely into shares of the acquiring, surviving, new or other corporation or solely into such shares and money in lieu of fractional shares.
   (ii) Shares of any preferred or special class unless the articles, the plan or the terms of the transaction entitle all shareholders of the class to vote thereon and require for the adoption of the plan or the effectuation of the transaction the affirmative vote of a majority of the votes cast by all shareholders of the class.
   (iii)  SHARES ENTITLED TO DISSENTERS RIGHTS UNDER SECTION 1906(C)
(RELATING TO DISSENTERS RIGHTS UPON SPECIAL TREATMENT).
   (3) The shareholders of a corporation that acquires by purchase, lease, exchange or other disposition all or substantially all of the shares, property or assets of another corporation by the issuance of shares, obligations or otherwise, with or without assuming the liabilities of the other corporation and with or without the intervention of another corporation or other person, shall not be entitled to the rights and remedies of dissenting shareholders provided in this subchapter regardless of the fact, if it be the case, that the acquisition was accomplished by the issuance of voting shares of the corporation to be outstanding immediately after the acquisition sufficient to elect a majority or more of the directors of the corporation.
   (c) Grant of optional dissenters rights.--The bylaws or a resolution of the board of directors may direct that all or a part of the shareholders shall have dissenters rights in connection with any corporate action or other transaction that would otherwise not entitle such shareholder to dissenters rights.
   (d) Notice of dissenters rights.--Unless otherwise provided by statute, if a proposed corporate action that would give rise to dissenters rights under this subpart is submitted to a vote at a meeting of shareholders, there shall be included in or enclosed with the notice of meeting:

                        PENNSYLVANIA BUSINESS CORPORATION LAW

   (1) A statement of the proposed action and a statement that the shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with the terms of this subchapter; and
   (2)  A copy of this subchapter.
   (e) Other statutes.--The procedures of this subchapter shall also be applicable to any transaction described in any statute other than this
(1)PART that makes reference to this subchapter for the purpose of granting dissenters rights.
   (f) CERTAIN PROVISIONS OF ARTICLES INEFFECTIVE.--THIS SUBCHAPTER MAY NOT BE RELAXED BY ANY PROVISION OF THE ARTICLES.
   (g) Cross references.--See sections 1105 (relating to restriction on equitable relief), 1904 (relating to de facto transaction doctrine abolished) and 2512 (relating to dissenters rights procedure). (Last amended by Act 198,
L. '90, eff. 12-19-90.)
__
   Act 198, L. '90, eff. 12-19-90, added matter in italic and deleted
(1)"subpart" and (2)"2704.

   1572 DEFINITIONS.--The following words and phrases when used in this subchapter shall have the meanings given to them in this section unless the context clearly indicates otherwise:
  "Corporation." The issuer of the shares held or owned by the dissenter before the corporate action or the successor by merger, consolidation, division, conversion or otherwise of that issuer. A PLAN OF DIVISION MAY DESIGNATE WHICH OF THE RESULTING CORPORATIONS IS THE SUCCESSOR CORPORATION FOR THE PURPOSES OF THIS SUBCHAPTER. THE SUCCESSOR CORPORATION IN A DIVISION SHALL HAVE SOLE RESPONSIBILITY FOR PAYMENTS TO DISSENTERS AND OTHER LIABILITIES UNDER THIS SUBCHAPTER EXCEPT AS OTHERWISE PROVIDED IN THE PLAN OF DIVISION.
   "Dissenter." A shareholder or beneficial owner who is entitled to and does assert dissenters rights under this subchapter and who has performed every act required up to the time involved for the assertion of those rights.
   "Fair value." The fair value of shares immediately before the effectuation of the corporate action to which the dissenter objects taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporate action.
   "Interest." Interest from the effective date of the corporate action until the date of payment at such rate as is fair and equitable under all the circumstances, taking into account all relevant factors including the average rate currently paid by the corporation on its principal bank loans. (Last amended by Act 198, L. '90, eff. 12-19-90.)
__
   Act 198, L. '90, eff. 12-19-90, added matter in italic.

   1573 RECORD AND BENEFICIAL HOLDERS AND OWNERS.--(a) Record holders of shares.--A record holder of shares of a business corporation may assert dissenters rights as to fewer than all of the shares registered in his name only if he dissents with respect to all the shares OF THE SAME CLASS OR SERIES beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.
   (b) Beneficial owners of shares.--A beneficial owner of shares of a business corporation who is not the record holder may assert dissenters rights with respect to shares held on his behalf and shall be treated as a dissenting shareholder under the terms of this subchapter if he submits to the corporation not later than the time of the assertion of dissenters rights a written consent of the record holder. A beneficial owner may not dissent with respect to some but less than all shares of the same class or series owned by the owner, whether or not the shares so owned by him are registered in his name. (Last amended by Act 169, L. '92, eff. 2-16-93.)
__
   Act 169, L. '92, eff. 2-16-93, added matter in italic.

   1574 NOTICE OF INTENTION TO DISSENT.--If the proposed corporate action is submitted to a vote at a meeting of shareholders of a business corporation, any person who wishes to dissent and obtain payment of the fair value of his shares must file with the corporation, prior to the vote, a written notice of intention to demand that he be paid the fair value for his shares if the proposed action is effectuated, must effect no change in the beneficial ownership of his shares from the date of such filing continuously through the effective date of the proposed action and must refrain from voting his shares in approval of such action. A dissenter who fails in any respect shall not acquire any right to payment of the fair value of his shares under this subchapter. Neither a proxy nor a vote against the proposed corporate action shall constitute the written notice required by this section.

   1575 NOTICE TO DEMAND PAYMENT.--(a) General rule.--If the proposed corporate action is approved by the required vote at a meeting of shareholders of a business corporation, the corporation shall mail a further notice to all dissenters who gave due notice of intention to demand payment of the fair value of their shares and who refrained from voting in favor of the proposed action. If the proposed corporate action is to be taken without a vote of shareholders, the corporation shall send to all shareholders who are entitled to dissent and demand payment of the fair value of their shares a notice of the adoption of the plan or other corporate action. In either case, the notice shall:
   (1) State where and when a demand for payment must be sent and certificates for certificated shares must be deposited in order to obtain payment.
   (2) Inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received.
   (3) Supply a form for demanding payment that includes a request for certification of the date on which the shareholder, or the person on whose behalf the shareholder dissents, acquired beneficial ownership of the shares.
   (4)  Be accompanied by a copy of this subchapter.
   (b) Time for receipt of demand for payment.--The time set for receipt of the demand and deposit of certificated shares shall be not less than 30 days from the mailing of the notice.

   1576 FAILURE TO COMPLY WITH NOTICE TO DEMAND PAYMENT, ETC.--(a) Effect of failure of shareholder to act.--A shareholder who fails to TIMELY demand payment, or fails (in the case of certificated shares) to TIMELY deposit certificates, as required by a notice pursuant to section 1575 (relating to notice to demand payment)

                      PENNSYLVANIA BUSINESS CORPORATION LAW

shall not have any right under this subchapter to receive payment of the fair value of his shares.
   (b) Restriction on uncertificated shares.--If the shares are not represented by certificates, the business corporation may restrict their transfer from the time of receipt of demand for payment until effectuation of the proposed corporate action or the release of restrictions under the terms of section 1577(a) (relating to failure to effectuate corporate action).
   (c) Rights retained by shareholder.--The dissenter shall retain all other rights of a shareholder until those rights are modified by effectuation of the proposed corporate action. (Last amended by Act 198, L. '90, eff. 12-19-90.)
__
   Act 198, L. '90, eff. 12-19-90, added matter in italic.

   1577 RELEASE OF RESTRICTIONS OR PAYMENT FOR SHARES.--(a) Failure to effectuate corporate action.--Within 60 days after the date set for demanding payment and depositing certificates, if the business corporation has not effectuated the proposed corporate action, it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment.
   (b) Renewal of notice to demand payment.--When uncertificated shares have been released from transfer restrictions and deposited certificates have been returned, the corporation may at any later time send a new notice conforming to the requirements of section 1575 (relating to notice to demand payment), with like effect.
   (c) Payment of fair value of shares.--Promptly after effectuation of the proposed corporate action, or upon timely receipt of demand for payment if the corporate action has already been effectuated, the corporation shall either remit to dissenters who have made demand and (if their shares are certificated) have deposited their certificates the amount that the corporation estimates to be the fair value of the shares, or give written notice that no remittance under this section will be made. The remittance or notice shall be accompanied by:
   (1) The closing balance sheet and statement of income of the issuer of the shares held or owned by the dissenter for a fiscal year ending not more than 16 months before the date of remittance OR NOTICE together with the latest available interim financial statements.
   (2)  A statement of the corporation's estimate of the fair value of the shares.
   (3) A notice of the right of the dissenter to demand PAYMENT OR supplemental payment, AS THE CASE MAY BE, accompanied by a copy of this subchapter.
   (d) Failure to make payment.--If the corporation does not remit the amount of its estimate of the fair value of the shares as provided by subsection (c), it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment. The corporation may make a notation on any such certificate or on the records of the corporation relating to any SUCH uncertificated shares that such demand has been made. If shares with respect to which notation has been so made shall be transferred, each new certificate issued therefor or the records relating to any transferred uncertificated shares shall bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares shall not acquire by such transfer any rights in the corporation other than those that the original dissenters had after making demand for payment of their fair value. (Last amended by Act 198, L. '90, eff. 12-19-90.)
__
  Act 198, L. '90, eff. 12-19-90, added matter in italic.

   1578 ESTIMATE BY DISSENTER OF FAIR VALUE OF SHARES.--(a) General rule.--If the business corporation gives notice of its estimate of the fair value of the shares, without remitting such amount, or remits payment of its estimate of the fair value of a dissenter's shares as permitted by section 1577(c) (relating to payment of fair value

                      PENNSYLVANIA BUSINESS CORPORATION LAW

of shares) and the dissenter believes that the amount stated or remitted is less than the fair value of his shares, he may send to the corporation his own estimate of the fair value of the shares, which shall be deemed a demand for payment of the amount or the deficiency.
   (b) Effect of failure to file estimate.--Where (1) the dissenter does not file his own estimate UNDER SUBSECTION (A) within 30 days after the mailing by the corporation of its remittance OR NOTICE, the dissenter shall be entitled to no more than the amount STATED IN THE NOTICE OR remitted to him by the corporation. (Last amended by Act 198, L. '90, eff. 12-19-90.)
__
   Act 198, L. '90, eff. 12-19-90, added matter in italic and deleted (1)"a corporation has remitted payment of its estimated value of a dissenter's shares, and".

   1579 VALUATION PROCEEDINGS GENERALLY.--(a) General rule.--Within 60 days after the latest of:
   (1)  Effectuation of the proposed corporate action;
   (2) Timely receipt of any demands for payment under section 1575 (relating to notice to demand payment); or
   (3) Timely receipt of any estimates pursuant to section 1578 (relating to estimate by dissenter of fair value of shares);

If any demands for payment remain unsettled, the business corporation may file in court an application for relief requesting that the fair value of the shares be determined by the court.
   (b) Mandatory joinder of dissenters.--All dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares. A copy of the application shall be served on each such dissenter. If a dissenter is a nonresident, the copy may be served on him in the manner provided or prescribed by or pursuant to 42 Pa.C.S. Ch. 53 (relating to bases of jurisdiction and interstate and international procedure).
   (c) Jurisdiction of the court.--The jurisdiction of the court shall be plenary and exclusive. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. The appraiser shall have such power and authority as may be specified in the order of appointment or in any amendment thereof.
   (d) Measure of recovery.--Each dissenter who is made a party shall be entitled to recover the amount by which the fair value of his shares is found to exceed the amount, if any, previously remitted, plus interest.
   (e) Effect of corporation's failure to file application.--If the corporation fails to file an application as provided in subsection (a), any dissenter who made a demand and who has not already settled his claim against the corporation may do so in the name of the corporation at any time within 30 days after the expiration of the 60-day period. If a dissenter does not file an application within the 30-day period, each dissenter entitled to file an application shall be paid the corporation's estimate of the fair value of the shares and no more, and may bring an action to recover any amount not previously remitted.

   1580 COSTS AND EXPENSES OF VALUATION PROCEEDINGS.--(a) General rule.--The costs and expenses of any proceeding under section 1579 (relating to valuation proceedings generally), including the reasonable compensation and expenses of the appraiser appointed by the court, shall be determined by the court and assessed against the business corporation except that any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenters who are parties and whose action in demanding supplemental payment under section 1578 (relating to estimate by dissenter of fair value of shares) the court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.
   (b) Assessment of counsel fees and expert fees where lack of good faith appears.--Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against the corporation and in favor of any or all dissenters if the corporation failed to comply substantially with the requirements of this subchapter and may be assessed against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed

                      PENNSYLVANIA BUSINESS CORPORATION LAW

acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided by this subchapter.
   (c) Award of fees for benefits to other dissenters.--If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against the corporation, it may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.